UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934
(Amendment No.  )

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Murphy Oil Corporation
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MURPHY
OIL CORPORATION

SPUR

YEARS OF INSPIRED
ENERGY SOLUTIONS

MURPHY OIL CORPORATION

2025 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Annual Meeting of Stockholders to be held Wednesday, May 14, 2025

YOUR VOTE IS IMPORTANT

Please vote online, by mobile device, by telephone, or, if you received your materials by mail, you can sign and return your proxy card.

INTERNET

MOBILE

PHONE

MAIL

Send your completed and signed proxy card to:

IN PERSON

See page 63 regarding meeting attendance.

MURPHY OIL CORPORATION

About the cover:

Murphy Oil Corporation is proud to celebrate its 75 years of incorporation. Through the vision and foresight of our founder Charles H. Murphy, Jr., we recognize our key moments in history with the first semisubmersible drilling barge "Mr. Charlie", Spur gasoline stations, and major offshore projects such as Kikeh and King's Quay.

  Message from the

 Chair of the Board

Dear Fellow Shareholder:

Two significant events occurred at Murphy in 2024. First, the Board named Eric Hambly as President and Chief Executive Officer. Our company typically has long-tenured chief executives as it is important to match leadership term with our industry’s long-cycle investment periods. Eric has worked in every part of our business, including overseas postings, and excelled in all endeavors. He is smart, experienced and seasoned and our Board looks forward to working with him to make Murphy a more resilient, bigger and better company.

The second was the announcement of a potentially significant offshore discovery in Vietnam. Murphy is different than most independent exploration and production companies as we have both onshore shale production but, importantly, the capability to create meaningful shareholder value from a frontier exploration program. Very few companies our size do. This discovery marks an important value creation opportunity for our company and, I believe, augurs well for future exploration efforts.

This proxy statement includes profiles of Murphy employees who reflect the shared values that are an integral part of our culture: hard work, candor, disciplined risk taking, a long-term perspective and respect for fellow employees. We understand our goal is to create long-term shareholder value and these attributes enable that end. This statement also reflects the importance of family values that are embedded in our company DNA and the resilience and shared purpose it encourages.

I would like to thank Roger Jenkins for his eleven years as CEO. He was a great leader with an extraordinary work ethic and a keen sense of value who cared deeply for our company. The discovery in Vietnam occurred under his watch and he deserves much of the credit. The hand-off from Roger to Eric was seamless and has set the stage for future profitable growth for Murphy Oil Corporation.

Sincerely,

Claiborne P. Deming

Board Chair

OUR PURPOSE We believe in providing energy that empowers people.	OUR MISSION We challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver inspired energy solutions.	OUR VISION We see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond.

 Notice of Annual Meeting

 of Stockholders

The 2025 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 14, 2025, at 10:00 a.m. CDT, in a virtual-only format via live webcast at http://www.virtualshareholdermeeting.com/MUR2025. The Proxy Statement is sent to stockholders on or about March 28, 2025.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Approval of the proposed 2025 Long-Term Incentive Plan;

4	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2025; and

5	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 17, 2025, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote will be on file at the office of the Company, 9805 Katy Freeway, G-200, Houston, Texas 77024, at least ten days before the meeting.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 64.

E. Ted Botner

Executive Vice President, General Counsel and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 14, 2025:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2024, are available via the internet at www.proxydocs.com/MUR.

2025 PROXY STATEMENT   i

 Murphy Oil at a Glance

Our 2024 Financial and

Operational Highlights

Murphy first announced its priorities of Delever, Execute, Explore and Return four years ago, and the Company has made considerable progress on these priorities since then. After repurchasing $50 million of senior notes in 2024, we have reduced total debt by approximately 60% to $1.27 billion, and reached our lowest net debt in more than a decade at approximately $850 million at year-end 2024. We also remain committed to achieving our $1.0 billion long-term debt goal.

During the year, the Company executed its onshore well delivery program and brought online offshore development wells, in addition to the significant non-operated St. Malo waterflood project. We also advanced the Lac Da Vang (Golden Camel) field development project in Vietnam as we commenced LDV-A platform construction and executed the contract for the floating storage and offloading vessel. Importantly, Murphy executed its plans safely and achieved its lowest Total Recordable Incident Rate since 2016. Overall, the Company maintained its 11-year reserve life and achieved 83% total reserve replacement for the year.

Murphy advanced its exploration program in 2024 as we drilled an oil discovery at the Hai Su Vang-1X (Golden Sea Lion) exploration well in Vietnam and encountered approximately 370 feet of net oil pay from two reservoirs. The Company is excited about the flow test results, as we achieved a facility-constrained flow rate of 10,000 barrels of oil per day. Additional testing showed high-quality, 37-degree oil with a gas-oil ratio of 1,100 standard cubic feet per barrel. An appraisal well is planned for 2025 to further evaluate the reservoir. We are looking forward to continuing our exploration program in Vietnam in 2025, as well as in the Gulf of America, and we are preparing to initiate a three-well exploration program in Côte d’Ivoire late in the year.

The Company entered Murphy 3.0 of its capital allocation framework in 2024, with a minimum of 50% of adjusted free cash flow1 allocated to shareholder returns and the remaining adjusted free cash flow1 allocated to the balance sheet. For 2024, Murphy repurchased $300 million of stock, or 8 million shares, which amounted to nearly 80% of adjusted free cash flow1 generated during the year. We also announced a 9% dividend increase to the quarterly dividend in first quarter 2024, and increased again by 8% in first quarter 2025.

Murphy’s existing business forms a solid foundation, and what the Company plans to accomplish in the coming years creates a runway for long-term success. In conjunction with a strong balance sheet, the Company’s high-impact international projects and exploration wells remain a key differentiator and value creator.

Highlights for 2024:

Delever

·	Achieved $50 MM debt reduction through open market repurchases

·	Reduced debt by ~60% since year-end 2020 and achieved lowest net debt in over a decade at ~$850 MM

Execute

·	Produced 177 MBOEPD with 88 MBOPD, or 50%, oil volumes

·	Commenced LDV-A platform construction and executed the contract for the floating storage and offloading vessel for the Lac Da Vang (Golden Camel) field development project in Vietnam

·	Achieved lowest Total Recordable Incident Rate since 2016

·	Realized 83% total reserve replacement with 713 MMBOE proved reserves and 11-year reserve life

Explore

·	Drilled an oil discovery at Hai Su Vang-1X (Golden Sea Lion) in offshore Vietnam and encountered approximately 370 feet of net oil pay from two reservoirs

·	Drilled a discovery at the non-operated Ocotillo #1 exploration well in Mississippi Canyon 40 in the Gulf of America

·	Awarded six deepwater exploration blocks in Gulf of America Federal Lease Sale 261

Return

·	Entered Murphy 3.0 of capital allocation framework, with a minimum 50% of adjusted free cash flow[1] allocated to shareholder returns and the remainder allocated to the balance sheet

·	Repurchased $300 MM of stock, or 8.0 MM shares, in FY 2024

1.

Adjusted free cash flow is calculated as net cash provided by continuing operations activities before noncash working capital changes, less property additions and dry hole costs, acquisition of oil and natural gas properties, cash dividends paid, distributions to noncontrolling interest and other contractual payments

ii   MURPHY OIL CORPORATION

Financial

 $1.7 BN

Approximate net cash provided by continuing operations activities (including noncontrolling interest)

 $746 MM

of free cash flow[2,3], with the majority used to repay long-term debt, increase longstanding dividend and repurchase shares

Operations

 177,000

barrels of oil equivalent per day produced with ~88 thousand barrels of oil per day

 713 MM

barrels of oil equivalent of proved reserves, with 83% total reserve replacement and a reserve life index of approximately 11 years

Onshore

Eagle Ford Shale

·	Brought online 20 operated and 20 non-operated wells and produced 30 MBOEPD in FY 2024

Tupper Montney

·	Brought online 16 operated wells

·	Achieved record high peak gross production rate of 496 MMCFD, effectively reaching plant capacity

Exploration

Côte d’Ivoire

·	Completed seismic reprocessing project in 2024 and preparing to initiate three-well exploration program

Vietnam

·	Drilled an oil discovery at Hai Su Vang-1X (Golden Sea Lion)

Offshore

U.S. Gulf of America

·	Produced 70 MBOEPD in FY 2024

Canada

·	Produced 7 MBOEPD in FY 2024

Vietnam

·	Progressed the Lac Da Vang (Golden Camel) field development project, with first oil forecast in 2026

2.

Free cash flow is calculated as net cash provided by continuing operations activities (including noncontrolling interest) and before noncash working capital changes, less property additions and dry hole costs

3.	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric

2025 PROXY STATEMENT   iii

 Murphy Oil at a Glance

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy

Forward-Looking Statements and Risks

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will”, “preparing to”, or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company’s ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation and trade policies. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see Item 1A. Risk Factors in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this report. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

iv   MURPHY OIL CORPORATION

Luke Monceaux

Will you adopt me?

I've been asked many questions in my 13+ years with Murphy, as I've moved from mostly hands-on field work to an "office job" taking care of our customers, but this one—from a fifth grader in one of the classes we help with their schooling and their careers—was a first.

But in many ways, the question is the right starting point, because Murphy adopts people—it doesn't just hire them—and I'm living proof of that.

Out of school, with no professional or corporate experience, Murphy saw something in this small-town Louisiana boy (for whom a trip to the local Holiday Inn's swimming pool was our summer vacation), and gave me opportunity after opportunity to learn skills and move up through a collection of interesting jobs, all supported by strong training—though I had to go to YouTube to learn how to tie a tie when that suddenly mattered.

I didn't realize it at the time, but looking back, I now understand how unusual Murphy is in hiring people—not resumes—and in adjusting jobs to showcase each individual's strengths, not just recording their shortcomings in annual reviews.

I also didn't realize how unusual it was for ideas to come from all levels—above and below and from across our culturally diverse global colleague base—and be taken just as seriously, whatever the source. It is practices like these—it is definitely not accidental—that mean that people come to Murphy and stay and thrive.

It also matters to me that my wife and children can be proud that I work for a company committed to doing things right—I don't get asked "Daddy, why do you work for an energy company?" They know what we do to leave the planet and our communities better off because of our actions.

Part of this is creating legacies that touch local, global, and future communities in ways that also help us find and attract people who started out as I did.

And that is, indeed, the reason I found myself in front of a fifth grade class—in which many of the students were seeing an elevator for the first time when they came to our offices—dressed in my full field safety gear, down on my knees to speak to them at their level, showing them that there are jobs to be proud of, careers to be made, and local and national security to be fostered from hands-on roles like welders and pipefitters, and much more.

Come join us.

Luke Monceaux
Commercial Advisor, E&P Marketing

2025 PROXY STATEMENT v

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 14, 2025. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 28, 2025. The complete mailing address of the Company’s principal executive office is 9805 Katy Freeway, G-200, Houston, Texas 77024. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

vi   MURPHY OIL CORPORATION

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, COMPRISED AND EVALUATED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE **"FOR"** EACH OF THE PERSONS NOMINATED.

2025 PROXY STATEMENT 1

 Who We Are

CLAIBORNE P. DEMING El Dorado, Arkansas Age: 70 Director Since: 1993 Chair of the Board

Board Committees

·  None

Other Public Company Directorships

·  Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming brings to the Board over four decades of experience in the oil and gas industry. He previously served as President and CEO of Murphy and has served on the Boards of two other public companies and one private company in the energy sector. In addition, Mr. Deming has been an advisor to both private firms and government entities in the energy field including serving as Chairman of the National Petroleum Council which provides policy recommendations to the Secretary of Energy. His deep understanding of the energy sector enhances the Board’s collective knowledge of this industry.

LAWRENCE R. DICKERSON Houston, TX Age: 72 Director Since: 2014

Board Committees

·  Audit (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  Oil States International, Inc., Houston, Texas

·  Great Lakes Dredge & Dock Corporation, Chair, Oak Brook, Illinois

Principal occupation or employment

·  President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience at Diamond Offshore Drilling, Inc. as President and director from March 1998; as Chief Executive Officer from May 2008 until his retirement in March 2014; and as Chief Financial Officer from 1989 to 1998, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2   MURPHY OIL CORPORATION

MICHELLE A. EARLEY Austin, Texas Age: 53 Director Since: 2021

Board Committees

·  Compensation

·  Finance

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  Adams Resources & Energy, Inc., Houston, Texas, until January 2025

Principal occupation or employment

·  Senior Vice President, Deputy General Counsel and Corporate Secretary, American Airlines Group, Inc., an airline holding company, since August 2024

·  Partner, O’Melveny & Meyers LLP, an international law firm, from April 2022 to August 2024

·  Partner, Locke Lord LLP, from 2008 to April 2022

Ms. Earley is currently the Senior Vice President, Deputy General Counsel and Corporate Secretary at American Airlines, a leading global airline that offers thousands of flights daily to more than 350 destinations in more than 60 countries. Ms. Earley was previously a Partner at the law firm of O’Melveny & Meyers LLP, where she served from April 2022 until August 2024 and Locke Lord LLP, where she joined in 1998 and served as a Partner from 2008 until 2022. Ms. Earley has extensive experience in mergers and acquisitions, as well as securities regulation and offering matters and routinely advises boards of directors on corporate governance topics. She brings to the Board expertise in legal matters and corporate governance.

Eric M. Hambly Houston, Texas Age: 50 Director Since: 2025

Board Committees

·  None

Other Public Company Directorships

·  None

Principal occupation or employment

·  President and Chief Executive Officer since January 2025; President and Chief Operating Officer from February 2024 to December 2024; Executive Vice President, Operations from 2020 to 2024 and Executive Vice President, Onshore from 2018 to 2020

Mr. Hambly is the President and Chief Executive Officer of Murphy Oil Corporation, bringing over two decades of leadership and technical expertise to the Board. Since joining Murphy in 2006, he has been instrumental in driving the success of the Company’s global exploration and operations. With his strong execution ability and robust subsurface expertise, he has played a significant role in the Company efficiently developing offshore assets in the Gulf of America and Malaysia, as well as onshore properties in the U.S. and Canada. Mr. Hambly began his career in the Corporate Reserves department, steadily advancing through roles with increasing responsibility across Murphy’s portfolio. He was promoted to Executive Vice President, Operations in 2020 and assumed the position of President and Chief Operating Officer in 2024.

2025 PROXY STATEMENT   3

 Who We Are

ELISABETH W. KELLER Cambridge, Massachusetts Age: 67 Director Since: 2016

Board Committees

·  Audit

·  Health, Safety, Environment and Corporate Responsibility (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President, Inglewood Plantation, LLC, from 2014 to 2022, retired December 2022

Ms. Keller served as the President of Inglewood Plantation, LLC and was responsible for the development of strategic vision and oversight of operations for the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

R. MADISON MURPHY El Dorado, Arkansas Age: 67 Director Since: 1993 (Chair, 1994-2002)

Board Committees

·  Finance (Chair)

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  Murphy USA Inc. (Chair), El Dorado, Arkansas

Principal occupation or employment

·  President, The Murphy Foundation

·  Owner, The Sumac Company, LLC

·  Owner, Arc Vineyards

·  Owner, Presqu’ile Winery

Mr. Murphy served at Murphy Oil Corporation in several capacities from 1980 including as Vice President of Planning and Treasurer from 1988-1990; Chief Financial and Administrative Officer from 1990-1994; and Chair of the Board from 1994 to 2002. This background, along with his current membership on the Board of Directors of Murphy Oil and Chairmanship of Murphy USA, together with his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

4   MURPHY OIL CORPORATION

JEFFREY W. NOLAN Little Rock, Arkansas Age: 56 Director Since: 2012

Board Committees

·  Compensation

·  Finance

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President and Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, from 1998 until 2021, retired December 2021

·  Chair of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

Robert N. Ryan, Jr. Houston, Texas Age: 68 Director Since: 2019

Board Committees

·  Audit

·  Compensation

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  None

Principal occupation or employment

·  Retired, Vice President, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 44 years of experience in the energy industry including 15 years as Vice President—Global Exploration for Chevron from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and natural gas operations and energy policy. His experience includes a position in the Office of Energy Efficiency and Renewable Energy at the U.S. Department of Energy. He holds degrees in geology.

2025 PROXY STATEMENT   5

 Who We Are

LAURA A. SUGG Montgomery, Texas Age: 64 Director Since: 2015

Board Committees

·  Compensation (Chair)

·  Finance

Other Public Company Directorships

·  Kinetik Holdings Inc., Houston, Texas

·  Public Service Enterprise Group Inc., Newark, New Jersey

Principal occupation or employment

·  Retired, Senior Executive, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

Robert B. Tudor, III Houston, Texas Age: 65 Director Since: 2024

Board Committees

·  Audit

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  Founder and CEO of Artemis Energy Partners, an investing and advisory platform focused on companies involved in the global energy markets, since 2023

·  Retired Founder and CEO of Tudor, Pickering, Holt & Co., from 2007 to 2022

Mr. Tudor is the Founder and CEO of Artemis Energy Partners, an investing and advisory platform shaping the future of the industry. With decades of experience at the intersection of finance, energy, and policy, he has played a pivotal role in guiding strategic investments and fostering innovation across the sector. As the retired Founder and CEO of Tudor, Pickering, Holt & Co. and a former partner at Goldman Sachs, where he helped lead the firm’s worldwide energy practice, Mr. Tudor brings to the Board unparalleled expertise in energy investment, market strategy, and corporate leadership.

6   MURPHY OIL CORPORATION

How We Are Selected,

Comprised and Evaluated

Diversity

The Board believes it is important for directors to possess a diverse array of attributes, backgrounds, perspectives, skills, and achievements. When considering new candidates, the Nominating and Governance Committee, with input from the Board, adopts criteria for Board membership which considers important characteristics, such as sound judgment, professional ethics, practical wisdom and integrity. The Nominating and Governance Committee, when searching for nominees for directors, includes a range of perspectives in the pool of candidates. In addition, as stated in the Company’s Corporate Governance Guidelines, “the Company endeavors to have a board representing diverse experience at the policy-making levels in business areas that are relevant to the Company’s global activities”. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

SKILLS AND EXPERTISE

EXPERIENCE

Former CEO	●	●		●		●			●

Senior Management/Corporate Culture	●	●	●	●	●		●	●		●

Accounting/Audit		●		●	●		●	●

Finance/Banking			●		●	●		●	●

Corporate Governance	●	●	●	●	●	●		●

Law	●		●			●

Government Relations/Public Policy	●	●	●		●		●	●

Industry	●	●	●		●	●	●	●		●

Operations		●			●		●	●		●

Environment, Health & Safety	●	●	●	●		●	●	●		●

Business Development & Corporate Strategy	●	●		●	●	●	●	●	●	●

Human Capital/Compensation	●	●		●	●		●	●

Risk Management		●			●		●			●

International Business	●	●			●		●	●		●

Climate	●			●			●		●

Cybersecurity	●							●

2025 PROXY STATEMENT   7

DEMOGRAPHICS

RACE/ETHNICITY

African American			●

Asian/Pacific Islander

White/Caucasian	●	●		●	●	●	●	●	●	●

Hispanic/Latino

Native American

GENDER

Male	●	●			●	●	●		●	●

Female			●	●				●

BOARD TENURE

Years	31	10	3	8	31	12	5	9	-[1]	-[2]

Age	70	72	53	67	67	56	68	64	65	50

1.	Mr. Tudor was appointed as a director on October 2, 2024.

2.	Mr. Hambly was appointed as a director effective January 1, 2025.

8   MURPHY OIL CORPORATION

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive a majority of votes cast for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the ten nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees, except for Eric M. Hambly and Robert B. Tudor III, were elected at the last Annual Meeting of Stockholders. Mr. Hambly was promoted to President and CEO and, as recommended by members of the Board, appointed as a director effective January 1, 2025. Mr. Tudor was recommended by members of the Board and appointed as a director on October 2, 2024. One director, Mr. James V. Kelley, has reached retirement age and will not stand for re-election. Mr. Jenkins retired from the Board effective December 31, 2024.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors, other than Mr. Hambly, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

Mr. Deming, the independent Chair of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

COMPOSITION OF THE BOARD NOMINEES

2025 PROXY STATEMENT   9

E. Ted Botner

Work hard in silence; let success be the noise

Sometimes, it is the things that don't make headlines that matter most. In an era where a number of CEO successions have not gone smoothly and instead made sensational headlines, we at Murphy Oil did what we always do: managed an ongoing, internal, collaborative process that included our board, our retiring CEO, and a much broader team, to promote an internal leader as our next CEO. Managing CEO succession is both one of the most important and one of the hardest roles any board and leadership have to play, but it is core to us.

It also fits in with a culture that—we think very unusually—values legal generalists, cross-trains employees, and expects teamwork. We are humble enough to know we can't predict the future better than others; instead, we believe we can be nimbler in adapting quickly to seize its opportunities.

For this, our rare combination of being offshore, onshore, domestic, and international is a strength. Indeed, our culture helps us work well with international partners in developing parts of the world for whom responsible energy development is a must-have, not a nice-to-have foundation for its local populations' lives and livelihoods. And our wiring as explorers has enabled us to expand our first offshore well—in only 47 feet of water—into a global expertise.

Like quiet CEO succession management, our quiet risk management—rarely a jazzy thing to talk about—underpins and enables both our restless drive as explorers and our caring instincts as a family of employees. In that way it parallels our prudent financial management; both, we believe, are becoming more essential in our ever-more-connected and increasingly complex global environment.

E. Ted Botner

Executive Vice President, General Counsel & Corporate Secretary

10 MURPHY OIL CORPORATION

How We Are

Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

Mr. Deming serves as the Chair of the Board as an independent director. Mr. Jenkins was the Company’s Chief Executive Officer through December 31, 2024. Effective January 1, 2025, Mr. Hambly is the Company’s President and Chief Executive Officer. Along with the Chair of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight, and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chair and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, including the related risks. Further, the Company provides continuing education to our Board on topics that assist in the execution of their duties. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and the Company’s key human capital management strategies. The Audit Committee is responsible for oversight of certain risks, including financial, cybersecurity, information security, and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. In addition, the Company maintains property and casualty insurance coverage that may cover damages caused as a result of a cybersecurity event. The Finance Committee works in concert with the Audit Committee on certain aspects of risk management, including hedging and foreign exchange exposure. The Nominating and Governance Committee, in its role of assessing the overall corporate governance structure of the Company and reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health,

Safety, Environment and Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety issues. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

Committees

The standing Committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee, the Health, Safety, Environment and Corporate Responsibility Committee, and the Nominating and Governance Committee.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to risk oversight, including cybersecurity, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2024, the Board designated Mr. Dickerson as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Compensation Committee oversees the compensation of the Company’s executives and directors, administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors, administers the Company’s Compensation Recoupment Policy, and reviews the Company’s key human capital management strategies. The Compensation Discussion and Analysis section contains additional information about the Compensation Committee. In carrying out its duties, the Compensation Committee will have direct access to independent compensation consultants to assist them.

2025 PROXY STATEMENT   11

All of the members of the Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Finance Committee assists the Board of Directors on matters relating to the financial strategy, liquidity position and financial policies and activities of the Company. In addition, the Finance Committee reviews and makes recommendations with respect to the Company’s capital structure, major capital projects and any dividend or share repurchase programs. The Finance Committee also works in consultation with the Audit Committee on the Company’s risk management strategy, including hedging and foreign exchange exposure.

The Health, Safety, Environment and Corporate Responsibility Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s response to laws and regulations as part of the Company’s business strategy and operations. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety, and the environment. Consideration of evolving matters regarding the climate, responsible business conduct, and the community, as well as the review of the Company’s sustainability reports, is also within the purview of this Committee. To supplement the expertise of the Committee (as well as the full Board) and assist the Committee in the discharge of its duties, the Company regularly brings in outside subject matter experts and also continuously briefs the Committee on current and developing issues relevant to the Company’s business. The Committee has benefited from the Company’s involvement with groups such as the International Petroleum Industry Environmental Conservation Association (Ipieca) and sponsorship of initiatives like the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change, which keeps abreast of emerging issues with respect to climate change.

The Nominating and Governance Committee identifies and recommends potential Board members, recommends to the Board the slate of directors nominated for selection at the annual meeting, recommends appointments to Board Committees, oversees evaluation of the Board’s performance, and assesses and makes recommendations concerning the overall corporate governance structure of the Company, including proposed changes to the Corporate Governance Guidelines of the Company. The Committee also oversees the Company’s lobbying activities and political spending, and reviews current and emerging governance trends, issues and concerns that may affect the Company’s business, operations, performance, or reputation. All of the members of the Nominating and Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Committee’s Charter and in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend Board candidates for consideration by the Nominating and Governance Committee should address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

All Committee Charters, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the Ethical Conduct for Executive Management, are available on the Company’s website at: https://ir.murphyoilcorp.com/corporate-governance/governance-documents and https://ir.murphyoilcorp.com/corporate-governance/ethical-conduct-executive-management. The information on the website is not deemed part of this proxy statement and is not incorporated by reference.

Board and Committee Evaluations

Our Board of Directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chair of the Board and the Chair of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chair to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chair for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own performance through self-evaluation, but the Nominating and Governance Committee is charged with evaluating the adequacy of the entire process. Thus, each year, the Nominating and Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

12   MURPHY OIL CORPORATION

Meetings and Attendance

During 2024, there were six meetings of the Board, five meetings of the Audit Committee, four meetings of the Compensation Committee, four meetings of the Finance Committee, three meetings of the Nominating and Governance Committee and three meetings of the Health, Safety, Environment and Corporate Responsibility Committee. All full-year 2024 nominees’ attendance substantially exceeded 75% of the total number of meetings of the Board and committees on which they served. All full-year 2024 Board members attended the 2024 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Compensation	Finance	Health, Safety, Environment and Corporate Responsibility	Nominating and Governance

Claiborne P. Deming

Lawrence R. Dickerson	C				M

Michelle A. Earley		M	M	M

Roger W. Jenkins

Elisabeth W. Keller	M			C	M

James V. Kelley	M				C

R. Madison Murphy			C	M

Jeffrey W. Nolan		M	M		M

Robert N. Ryan, Jr.	M	M		M

Laura A. Sugg		C	M

Robert B. Tudor, III	M				M

C = Chair     M = Member     = Audit Committee Financial Expert

2025 PROXY STATEMENT   13

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides pay into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Compensation Committee (the “Committee”) together with its independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), enhancing the Company’s ability to retain and recruit qualified individuals.

Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”). Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2024 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan. In addition, Directors can elect to receive their cash compensation in the form of deferred restricted stock units, which settle either on (1) termination of service from the Board or (2) a future date selected by the director at the time of their deferral election.

In 2024, the cash component of non-employee director compensation included an annual retainer of $85,000, with additional supplemental retainers as follows: $140,000 for the Chair of the Board; $20,000 for the Chairs of the Audit, Compensation, and Finance Committees; $15,000 for the Chairs of all other committees; $7,000 for the Audit Committee Financial Expert; and $5,000 for other members of the Audit and Finance Committees. The Company also reimburses directors for reasonable travel, lodging and related expenses they incur in attending Board and committee meetings. Also, in 2024, the total equity compensation for non-employee directors was maintained at a grant date fair value of $200,000 to keep the total director compensation near the 50th percentile of the Company’s peer group. Each non-employee director, other than Mr. Tudor, received 5,268 time-based restricted stock units on February 7, 2024, which cliff vest after one year. Mr. Tudor was appointed to the Board of Directors on October 2, 2024, and was awarded equivalent equity-based compensation on a pro-rated basis at that time (consisting of 1,445 restricted stock units).

Pursuant to the 2021 Stock Plan for Non-Employee Directors and the applicable award agreements thereunder, directors can elect to defer settlement of their restricted stock units. In 2024, Mr. Dickerson, Ms. Earley, Mr. Nolan and Ms. Sugg elected to defer settlement of their restricted stock units to either (1) termination of service from the Board or (2) on a future date selected by the director at the time of their deferral election.

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as U.S.-based Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $7,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will match contributions to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

14   MURPHY OIL CORPORATION

2024 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	225,000	[5]	200,026	—	—	—	7,500	432,526

Lawrence R. Dickerson	117,000		200,026	—	—	—	15,000	332,026

Michelle A. Earley	90,000		200,026	—	—	—	1,365	291,391

Elisabeth W. Keller	105,020		200,026	—	—	—	8,000	313,046

James V. Kelley	105,020		200,026	—	—	—	—	305,046

R. Madison Murphy	110,021		200,026	—	—	5,491	15,000	330,538

Jeffrey W. Nolan	90,000	[5]	200,026	—	—	—	7,500	297,526

Robert N. Ryan, Jr.	90,020		200,026	—	—	—	—	290,046

Laura A. Sugg	110,000		200,026	—	—	—	15,000	325,026

Robert B. Tudor, III	22,500		50,006	—	—	—	—	72,506

1.

Represents grant date fair value of time-based restricted stock units awarded in 2024 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note I to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

2.

Each non-employee director receives the same number of time-based restricted stock units as part of their annual compensation. Outstanding amounts listed below vary due to whether a director has elected to defer settlement of a restricted stock unit award. For further details regarding the number of shares of the Company’s common stock owned by all directors, please refer to the beneficial ownership table on page 48. At December 31, 2024, total time-based restricted stock units outstanding were:

Restricted Stock Units

Claiborne P. Deming	11,389

Lawrence R. Dickerson	31,320

Michelle A. Earley	21,754

Elisabeth W. Keller	5,268

James V. Kelley	5,268

R. Madison Murphy	5,268

Jeffrey W. Nolan	47,330

Robert N. Ryan, Jr.	5,268

Laura A. Sugg	47,330

Robert B. Tudor, III	1,445

3.

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan. Only Mr. Murphy continues to be eligible for benefits under the plan.

4.	Total reflects matching charitable contributions the Company made on behalf of the directors for fiscal year 2024 pursuant to the Company’s Gift Matching Program.

5.	The director elected to defer payment of such amounts under the NED DCP Plan.

2025 PROXY STATEMENT   15

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by virtually attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024 or via email at corporatesecretary@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

16   MURPHY OIL CORPORATION

Eric M. Hambly

Providing multiple options for the success of our employees and our Company

While the precise roles our talented employees currently hold may not have been expected or planned, the fact that we are all here together now has much about it that is simply logical, if not a product of design. What we probably all share is a desire for opportunities to be creative, to make a difference, to be held accountable while being given room to experiment and to be encouraged to take advantage of the unexpected. If I had to pick one thing that is different about Murphy it is that we attract these sorts of people.

Perhaps it is also because we are a unique company with multi-basin, offshore, onshore and international operations that we attract the workforce that we do. We are an exploration company that attracts those who are explorers at heart, if not in job duties. We have found the right balance between domestic and global, onshore and offshore, family and professional.

Whatever the combination that has united this group of men and women, I consider it my job to enable everyone to give their best, in ways expected or not, and enjoy doing so. And while this is easy to say (and, indeed, many leaders do say it), it is darned hard to achieve in practice unless you are constantly attuned to peoples' diverse skill sets and cultural, academic, and experiential backgrounds.

The years I have spent overseas broadened my awareness of the importance of really working to understand our people and their families. It is one reason that my—and Murphy's—approach to paying forward and giving back is personal and, literally, hands-on: I have removed hurricane-damaged floors alongside other colleagues, moved jobs to enable employees to get needed health care, and watched other managers do the same.

It is through this lens that I view the importance of providing strong financials and safe, effective operations. This is what ultimately drives sustainable value creation on which our investors, our customers, our communities and all of us depend.

Eric M. Hambly
Incoming President & CEO

2025 PROXY STATEMENT 17

PROPOSAL 2

Advisory Vote To Approve Executive Compensation

THE BOARD RECOMMENDS A VOTE **"FOR"** THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

18 MURPHY OIL CORPORATION

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2024 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers with over 98% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2024 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee (the “Committee”) or the Board of Directors. The Board of Directors and the Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2023 Annual Meeting, stockholders voted on an advisory basis regarding the frequency of Say-on-Pay votes and approved holding Say on Pay votes on an annual basis. The next advisory vote on our Named Executive Officer compensation will be held at our 2026 Annual Meeting of Stockholders.

2025 PROXY STATEMENT   19

 Compensation

 Discussion and Analysis

Pay at Murphy:

The Key Facts Right Up Front

Who did we pay?

Murphy Oil Corporation provides employment to 750 people and we support many more jobs via our supply chains and community involvement. While all of our employees’ compensation is important to us, we are required by regulation to report on the compensation of the Company’s Named Executive Officers (“NEOs”) for 2024:

Officers	Age	Years with Murphy	Shares owned outright[1]

Roger W. Jenkins Chief Executive Officer[2]	63	23	1,201,586

Thomas J. Mireles Executive Vice President and Chief Financial Officer	52	19	166,524

Eric M. Hambly President and Chief Operating Officer[2]	50	18	382,527

E. Ted Botner Executive Vice President, General Counsel and Corporate Secretary	60	23	216,613

Daniel R. Hanchera Senior Vice President, Business Development	67	17	70,000

1.	Shares of common stock of the Company beneficially owned as of February 18, 2025. For more information, see section titled “Our Stockholders”.
2.

During 2024, Mr. Jenkins served as our Chief Executive Officer and Mr. Hambly served as our President and Chief Operating Officer. Mr. Jenkins retired as our Chief Executive Officer effective December 31, 2024. Effective January 1, 2025, Eric M. Hambly was promoted to President and Chief Executive Officer of the Company. Because Mr. Jenkins served as our Chief Executive Officer for the entirety of 2024, references to our CEO, and the compensation paid to our CEO in respect of 2024 throughout this CD&A, in each case refer to Mr. Jenkins for 2024.

In 2024, NEOs did not purchase any shares on the open market and sold a total of 174,928 shares. Further, as of February 18, 2025, NEOs have acquired 35,760 shares on the open market and have sold -0-.

Leadership Transition in 2024: Pay Perspective

Murphy Oil’s CEO succession was guided by integrity, transparency, and fiscal responsibility, ensuring leadership stability with minimal disruption while aligning with shareholder interests and best governance practices:

·

Well-Planned Succession: The Board conducted a multi-year, comprehensive succession planning process, culminating in the promotion of Eric M. Hambly as CEO, effective January 1, 2025. His nearly 20 years of experience at Murphy Oil—including global assignments and leadership in all areas of our business—ensures continuity and strong strategic execution.

·	Thoughtful and Disciplined Pay Decisions:

·	The Compensation Committee exercised restraint in handling our leadership transition, not enhancing former CEO Roger W. Jenkins’ compensation upon his departure.

Note: For more information on the “Committee’s Compensation Oversight and Processes” and “Factors Influencing Our Pay Designs and Decision Making”, see pages 34 and 35.

20   MURPHY OIL CORPORATION

·	No additional pension credits, new executive benefits, or discretionary equity award accelerations were provided.

·	During his transition period as senior advisor through 2025, Mr. Jenkins will receive only his base salary—no new short- or long-term incentive pay.

·	Fair and Transparent Compensation Disclosure:

·	As required by SEC rules, Mr. Jenkins’ 2024 compensation is disclosed in the CD&A and executive compensation tables.

·	References to “CEO compensation” in 2024 reflect Mr. Jenkins’ pay, while 2025 references apply to Mr. Hambly.

·	New CEO Pay Set with Shareholder Interests in Mind:

·	The Compensation Committee set Mr. Hambly’s target total direct compensation at the 25th percentile of our peers ($7,537,500[1] for 2025), reflecting a responsible, performance-based approach.

·	We engaged with approximately 40% of our top 25 shareholders about our leadership transition and continue discussions regarding our executive compensation program.

·	No Excessive Departure Perks: Our transition process avoided common costly practices such as lifetime office use, personal staff, corporate jet access, or multi-year consulting agreements.

·	Shareholder Alignment & Governance Best Practices:

·	Our Board’s careful planning ensured a smooth, cost-effective, and drama-free CEO transition.

·	The Compensation Committee and independent directors structured the transition in alignment with clawback policies, SEC, and NYSE requirements.

Our disciplined and transparent approach to CEO succession reflects our long-term commitment to responsible pay governance and shareholder value creation.

What did we pay in 2024?

The target total direct compensation (“TTDC”)2 for each of our NEOs in 2024 was:

·	$9,640,225 for Roger W. Jenkins

·	$3,950,000 for Thomas J. Mireles

·	$4,300,000 for Eric M. Hambly[1]
·	$2,410,260 for E. Ted Botner

·	$1,706,220 for Daniel R. Hanchera

[1]

Effective with his promotion to President and Chief Executive Officer on January 1, 2025, Mr. Hambly’s salary was increased to $950,000, his target bonus under the Company’s Annual Incentive Plan was increased to 125% of base salary and the target grant date value of his annual long-term incentive award (consisting of 75% PSUs and 25% RSUs) was increased to $5.4 million. Mr. Hambly’s approved TTDC for 2025 is $7,537,500.

[2]	Includes base salary (cash), target cash-based annual incentive plan (AIP or Bonus) opportunity and target stock-based long-term incentive compensation (LTI) opportunity.

2025 PROXY STATEMENT   21

Each NEO’s TTDC was comprised of a base salary (cash), [target] cash-based Annual Incentive Plan (“AIP” or bonus) opportunity, [target] stock-based long-term incentive (“LTI”) compensation opportunity, each reflecting what is consistent with our goals and values stated above and each described in more detail in the pages that follow.

Murphy will celebrate its 75th anniversary in 2025, and it retains its founding family’s values, and its belief in the alignment of pay and sustainable performance.

CEO Compensation

Modest adjustments to 2024 target compensation: to better align pay to be competitive with the peer group used for benchmarking compensation:

·	Mr. Jenkins’ received a 5.0% adjustment to his base salary, increasing his salary to $1,123,500.

·	His target annual incentive opportunity as a percent of salary (135%) remained unchanged.

·

His intended 2024 target LTI compensation opportunity did not materially change from 2023. The Committee granted Mr. Jenkins LTI compensation for 2024 with an intended targeted grant date value of $7,000,000, which was a 3% increase from his intended targeted grant date value of his annual LTI awards approved by the Committee for 2023.

Actual bonus paid at 116.3% of target: Based on the Company’s results for 2024 and the 2024 AIP performance metrics (as defined below), Mr. Jenkins’ actual cash bonus (payable in first quarter 2025) totaled $1,763,951, which represents 116.3% of his target bonus opportunity, a level commensurate with other AIP participants including non-executive employees.

Reported value of 2024 equity grants differs from the intended target value: Despite the Committee’s approval of a $7,000,000 grant date value for Mr. Jenkins’ 2024 LTI award, representing a 3% increase from the previous year, the reported value in the 2024 Summary Compensation Table (page 37) and Grants of Plan-Based Awards Table (page 38) is $7,427,304. This discrepancy primarily arises from changes in share price and valuation methods mandated for SEC reporting under FASB ASC Topic 718. This variance stems from two main factors:

·

Determining number of shares: The Committee-approved targeted grant date value was converted into restricted stock units and performance stock units by dividing it by the average high/low Company stock price on the grant date.

·

Accounting for performance units with total shareholder return (“TSR”) condition: SEC rules necessitate reporting the grant date fair value of Mr. Jenkins’ LTI awards using a Monte Carlo simulation method under FASB ASC Topic 718. This method differs from the Committee’s approach in setting intended targeted grant date values. As a result, reported values may deviate from approved grant date values.

In aggregate, Mr. Jenkins’ TTDC for 2024 was $9,640,225, which is an approximate 3.5% increase in total compensation from his 2023 level of $9,314,500.

22   MURPHY OIL CORPORATION

CEO PAY ALIGNED WITH PERFORMANCE
CEO Realizable Pay vs. TSR (2020 - 2024)
$MM
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
47
105
176
180
132
Target
Realizable
2020
Target
Realizable
2021
Target
Realizable
2022
Target
Realizable
2023
Target
Realizable
2024
Base Salary
Annual Incentive
Equity Incentives
Indexed TSR

	Base Salary	Annual Incentive	Equity Incentives

Target Compensation	✓	Target opportunity	Approved LTI target value of awards granted during each year

Realizable Compensation[1]	✓	Actual bonus paid	Value of awards granted during each year based on year-end stock price
1.	Realizable compensation for 2020, 2021 and 2022 includes the year-end value of performance units adjusted for actual performance over the full three-year performance period.

Note: The amounts reflected above may differ from the amounts required to be reported by SEC rules and direct investors to see the Summary Compensation Table for additional information on the compensation amounts required to be reported for the NEOs for 2024 pursuant to SEC rules.

What major pay changes did we make in 2024?

None. Our focus was on stability—no sudden or too frequent changes:

·	No new large grants or sudden pay increases [unaligned with performance]

·	No introduction of novel metrics or pay categories

·	No lowering of performance targets or use of discretion to increase realized amounts

·	No change to our pay or engagement calendars or practices

2025 PROXY STATEMENT   23

Pay Elements:

What We Designed, Targeted and Paid

2024 Compensation Structure

·	NEO compensation is targeted in the middle range of our competitive market

·	Annual bonus is tied to pre-determined financial and operational performance goals

·

LTIs are comprised of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) delivered via awards that are performance-based in both absolute and relative terms

·	In combination with base salary, our incentive compensation programs provide a majority of NEO compensation in a form that is at-risk and performance-based:

	CEO	Other NEOs (Average)

Portion of cash compensation (salary + target bonus) that is based on annual performance goals	57%	48%

Portion of TTDC that is tied to specific performance criteria	70%	65%

Portion of TTDC that is based directly on long-term growth in value per share	73%	66%

Portion of TTDC at risk for financial performance, stock price performance, and continued employment	88%	81%

24   MURPHY OIL CORPORATION

2024 Peer Group

As recommended by Meridian, we use the same group of comparator peer companies for 2024 compensation and TSR assessments, except for adjustments due to mergers, acquisitions and bankruptcies. However, the TSR peer group also includes the SPDR S&P Oil & Gas Exploration & Production ETF (XOP) to reflect industry performance more broadly. See below 2024 peer group:

Company/Index	Compensation Benchmarking	Relative TSR Measurement	Valuation		Total Shareholder Return			Returns
			Market Cap ($BN)	EV ($BN)	1 Yr.	3 Yr.	10 Yr.	Dividend Yield

APA Corporation (APA)	X	X	$8.5	$16.1	(33.4%)	(7.4)%	(54.4%)	4.3%

Civitas Resources, Inc. (CIVI)	X	X	$4.4	$9.2	(27.2%)	25.0%	N/A	4.4%

Coterra Energy, Inc. (CTRA)	X	X	$18.8	$20.3	3.4%	59.0%	15.0%	3.3%

Devon Energy Corporation (DVN)	X	X	$21.5	$30.3	(25.2%)	(11.7)%	-0.235	2.7%

EOG Resources, Inc. (EOG)	X	X	$68.9	$66.9	4.3%	60.4%	76.1%	3.2%

Kosmos Energy Ltd. (KOS)	X	X	$1.6	$4.3	(49.0%)	(1.2)%	-0.573	(N/A )

Magnolia Oil and Gas Corporation (MGY)	X	X	$5.0	$5.1	12.2%	31.6%	(N/A )	2.2%

Matador Resources Company (MTDR)	X	X	$7.0	$11.0	0.4%	57.3%	1.883	1.8%

Ovintiv Inc. (OVV)	X	X	$10.5	$17.3	(5.2%)	29.4%	(27.3%)	3.0%

Range Resources Corporation (RRC)	X	X	$8.7	$10.2	19.4%	107.2%	-0.288	0.9%

SM Energy Company (SM)	X	X	$4.4	$5.4	1.8%	36.7%	8.3%	2.1%

Talos Energy, Inc. (TALO)	X	X	$1.7	$3.5	(31.8%)	(0.9)%	N/A	(N/A )

SPDR S&P Oil & Gas Exploration & Production ETF (XOP)		X	N/A	N/A	(1.0%)	48.9%	(17.2%)	2.4%

Median			$7.8	$10.6	(1.0%)	31.6%	20.3%	2.7%

Murphy Oil Corporation (MUR)			$4.4	$6.2	(26.8%)	25.6%	(15.1%)	4.0%

Percentile			16.6%	33.3%	30.7%	38.4%	60.0%	81.8%

The peers listed above were selected based upon relative financial size and complexity. The Company’s asset portfolio, with onshore, offshore, and international assets, makes our business more complex than some peer companies with similar enterprise value who operate solely in the U.S. Due to recent mergers and acquisitions, we removed: Callon Petroleum, Hess, Marathon Oil, PDC Energy, Inc. and Southwestern Energy.

In addition to these peers, the Committee uses Meridian and Mercer U.S. Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s peer group in establishing pay levels for the CEO and the other NEOs.

Base Salary

·	Our starting point is the median, or 50th percentile of the competitive market pay

·	We adjust this target both higher and lower based on each NEO’s duties and responsibilities, prior experience, job performance, company performance, job and company tenure, and marketplace trends

2025 PROXY STATEMENT   25

In February 2024, the Committee approved these adjustments in each NEO’s base salary from the 2023 base. These adjustments, as well as information regarding each NEO’s base salary over the last five fiscal years, are set forth in the table below:

Named Executive Officer	2023 Base Salary	2024 Base Salary	Adjustment for 2024

Roger W. Jenkins	$1,070,000	$1,123,500	5%

Thomas J. Mireles	$575,000	$600,000	4%

Eric M. Hambly	$618,000	$650,000	5%

E. Ted Botner	$490,900	$505,700	3%

Daniel R. Hanchera	$430,600	$447,900	4%

Annual Incentive Plan or Bonus

·

Annual incentive awards are designed to attract, retain, and reward NEOs with competitive incentive opportunities that reward sustainable, safe and profitable performance, that benefits our stakeholders, and contributes to long-term value growth for our shareholders

·	Our starting point for each NEO’s AIP is the 50th percentile of market pay levels

For 2024, the Committee maintained the annual incentive target for Messrs. Jenkins and Botner at the same percentage as 2023. We adjusted the targets for Messrs. Hambly, Mireles and Hanchera to keep their targets in the mid-range for peers and recognize growith in their respective roles:

Named Executive Officer	2023 Annual Incentive Target (As % of Base Salary)	2024 Annual Incentive Target (As % of Base Salary)

Roger W. Jenkins	135%	135%

Thomas J. Mireles	90%	100%

Eric M. Hambly	90%	100%

E. Ted Botner	80%	80%

Daniel R. Hanchera	75%	80%

26   MURPHY OIL CORPORATION

Meenambigai "Meena" Palanivelu

Three little words making big impacts

Many companies have mission, vision and value statements and sometimes these are just words on paper. But to me, one of Murphy's core values – "Do Right Always" by our employees, communities and stakeholders – captures the very essence of who we are as a company. These three simple words have shaped my 20-plus year career at Murphy in multiple ways.

Always looking for local talent to develop, Murphy hired me in Malaysia into a stretch role with a commitment to train me. This training included an assignment to the corporate office in Houston, which in turn led to other opportunities. The commitment to train and develop local employees mirrors Murphy's promise to provide college scholarships to any high school graduate from El Dorado, Arkansas where the Company started.

When Hurricane Harvey hit Houston, it impacted many of our employees, including myself. Murphy acted immediately to assist with anything we needed. For my husband and me, it was incredibly humbling to receive this outpouring of genuine care, generosity and support. These are not things that employees forget – they inspire us to do better, take care of each other and serve our communities.

When I am asked what "sustainability" means, I find myself falling back on "Do Right Always". To me, it means being thoughtful and practical in our approach, making commitments we can keep, achieving top quartile environmental performance amongst our peers while still striving to do even better, conducting business responsibly and taking care of our people and communities; all of which underpin our financial stability and reputation, and sustain long-term value creation.

It may seem like a tall order, but in the end, it is who we are.

Meenambigai "Meena" Palanivelu
VP Sustainability

2025 PROXY STATEMENT 27

For 2024, the AIP’s performance metrics and weightings were:

Metric	Weighting		Rationale

FINANCIAL

Return on Average Capital Employed (ROACE)[1] AIP Free Cash Flow (FCF)[2] Lifting Costs plus G&A	30 25 25	% % %	These financial goals focus on cost management, financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.

HEALTH, SAFETY, & ENVIRONMENT	5%

Total Recordable Incident Rate (TRIR)[3]

The health and safety of the Company’s employees and contractors is important to the Company. Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Spill Rate[4]	5%		Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations, including asset integrity.

Greenhouse Gas (GHG) Emissions Intensity	5%		Inclusion of a GHG metric reflects the Company’s commitment to environmental stewardship and sustainability.

Sustainability Basket[5,6] Methane Intensity Water Recycling Ratio Severe Injuries or Fatalities (SIF) Rate Preventable Vehicle Incident Rate (PVIR)	5%		The sustainability basket includes factors that support safe, durable and responsible long-term performance.
1.

ROACE is calculated by dividing the Company’s EBITDA for fiscal year 2024 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two (EBITDA/ACE). EBITDA and ACE may be adjusted for items which affect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

2.

AIP Free Cash Flow, for the purpose of compensation, is an internal management metric and is calculated as “accrual basis” operating cash flow less “value of work done” capital expenditures and may be adjusted for certain items to ensure fair comparability to target.

3.	Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.
4.

Defined as the hydrocarbon spill volume, as defined under International Association of Oil & Gas Producers (IOGP), greater than one barrel per million BOEs produced. Like TRIR, the lower the spill rate, the better our environmental performance.

5.	Sustainability Basket includes: methane intensity, water recycling ratio, severe injuries or fatalities (SIF) rate, and preventable vehicle incident rate (PVIR).
6.	Individual metrics are evenly weighted.

PERFORMANCE TARGETS AND GOAL-SETTING PROCESS

The Company maintains its annual incentive program for NEOs and other executives and key employees under the Company’s Annual Incentive Plan (the “AIP”). For 2024, the Committee considered the potential impact of three drivers that could increase performance headwinds and adjusted target performance levels in the same direction to maintain the same level of challenge as in prior years:

·

Commodity price environment: The estimated impact of lower oil and natural gas prices on the Company’s business in 2024, which lead to lower EBITDA/ACE. In 2023, we saw unusually high oil prices which were not expected to continue in 2024.

·

Macroeconomic environment: The estimated impact of inflation on the Company’s business in 2024, due to which the oil and natural gas industry, and hence the Company, observed higher costs for goods and services used in exploration and production operations.

·

Strategic and operating plan for 2024: Target performance metrics were also determined following an assessment of the Company’s planned activities for the year. These activities for 2024 included an increased focus on production from offshore assets which have a higher Lease Operating Expense (“LOE”) cost than onshore assets due to the higher expense of platform facilities and in 2024 includes substantial maintenance activities for wells. This also affected the new combined cost metric for 2024 of Lifting Costs plus G&A.

Accounting for these considerations, the goals set for 2024 were at least as challenging as those set for 2023.

28   MURPHY OIL CORPORATION

The following table summarizes the performance metrics, respective weighting of performance metrics, threshold, target and maximum performance levels and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive award for 2024. Based on the Company’s 2024 performance versus the goals originally established in February 2024, the AIP generated a payout of 116.3% of target for the NEOs.

2024 AIP Metrics and Results

Metric	Weighting	Threshold	Target	Maximum	Actual Result	Payout Achieved	Weighted Payout

Financial

EBITDA/ACE	30%	20.9%	25.8%	33.4%	23.1%	72%	21.6%

AIP Free Cash Flow	25%	$464 MM	$799 MM	$1,332 MM	$641.8	77%	19.3%

Lifting Costs plus G&A	25%	17.54	16.20	14.94	15.33	169%	42.3%

Health, Safety & Environment

TRIR	5%	0.44	0.31	0.00	0.22	129%	6.5%

Spill Rate (bbls per MMBOE)	5%	4.00	2.00	0.00	0.09	196%	9.8%

GHG Emissions Intensity (metric ton CO2e per MMBOE)	5%	13,400	12,150	10,900	10,456	200%	10.0%

Sustainability Basket[1,2]	5%					140%	7.0%

Methane Intensity (Mt CH4 / MMBOE)			47.0		41.7

Water Recycling Ratio			20.0%		21.0%

Severe Injuries or Fatalities (SIF) Rate			0.13		0.05

Preventable Vehicle Incident Rate (PVIR)			1.12		0.64

Total							116.3%

1.	Sustainability Basket includes: methane intensity, water recycling ratio, severe injuries or fatalities (SIF) rate, and preventable vehicle incident rate (PVIR).

2.	Individual metrics are evenly weighted.

AIP payouts are set forth in the table below:

Named Executive Officer	2024 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Award (Base Salary Multiplied by Target Bonus Percentage)	Earned Award (116.3% of Target)

Roger W. Jenkins	$1,123,500	135%	$1,516,725	$1,763,951

Thomas J. Mireles	$600,000	100%	$600,000	$697,800

Eric M. Hambly	$650,000	100%	$650,000	$755,950

E. Ted Botner	$505,700	80%	$404,560	$470,503

Daniel R. Hanchera	$447,900	80%	$358,320	$416,726

2025 PROXY STATEMENT   29

Long-term Incentive Compensation

Plan and grant amounts. Our 2020 Long-Term Incentive Plan (“2020 LTI Plan”) enables us to adapt to changing opportunities and circumstances by authorizing a variety of LTI awards, in addition to our RSUs and PSUs, including:

·	stock options

·	stock appreciation rights

·	performance shares

·	phantom units

·	dividend equivalents

·	other stock-based incentives

The goal of our LTI program is to align management and directors with owners to grow long-term value per share.

The Company granted 1,223,150 shares as full value awards in 2024; this was 0.84% of our shares outstanding. This leaves 1,236,868 shares available for future awards as of December 31, 2024, under the 2020 LTI Plan.

	2024	2023	2022	2021	2020

PSUs granted	536,900	409,160	595,700	1,156,800	999,700

RSUs granted	686,250	499,220	343,400	385,600	340,600

Total shares granted	1,223,150	908,380	939,100	1,542,400	1,340,300

·	Our starting point for annual LTI grants is the mid-range of competitive market pay

·	Mid-range levels are then adjusted to reflect company and individual performance, internal review, number of grant shares available and grants’ potential dilutive effects

·	In 2024, LTI awards of 75% PSUs and 25% RSU were awarded to Messrs. Jenkins, Mireles, Hambly, and Botner. LTI grants of 60% PSUs and 40% RSU were awarded to Mr. Hanchera as follows:

Named Executive Officer	Number of Time-Based Restricted Stock Units[1,2]	Number of Performance-Based Restricted Stock Units[1,2]
Roger W. Jenkins	45,960	137,880
Thomas J. Mireles	18,060	54,160
Eric M. Hambly	19,700	59,090
E. Ted Botner	9,850	29,550
Daniel R. Hanchera	9,450	14,190

1.	Grant date fair values are listed in the 2024 Grants of Plan-Based Awards Table

2.	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date, subject to continued service through such date

30   MURPHY OIL CORPORATION

Our RSUs

Our RSUs’ ultimate value depends on our stock price performance, not just the passage of time.

RSUs generally vest on the third anniversary of their grant date.

·	Dividend equivalents accrue during the performance period and pay out only if the underlying RSUs vest

·	RSUs do not convey voting rights

Our PSUs

80% of the number of PSU shares earned is based on the Company’s TSR percentile ranking over a 3-year performance measurement period (“PMP”) compared to our Peer Group, as follows, with maximum payout requiring performance at the 90th percentile or higher.

·	Payout percentages will be interpolated for points between threshold and maximum

·	Payout capped at target if absolute TSR is negative over the PMP

We determine TSR by adding stock price appreciation (or reduction) per share and any dividends per share assumed to be reinvested during the PMP and dividing the total by the beginning stock price per share.

·	For this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding the last month of the PMP.

·

The number of shares granted, issued, retainable and/or vested under a PSU award on account of personal or financial performance, may, to the extent specified in the applicable award agreement, be reduced at the Committee’s sole discretion.

20% of our PSUs are measured by ROACE. This is based on dividing the Company’s cumulative EBITDA divided by ACE (as defined above) for the PMP. The performance levels for the 2022-2024 PMP are as follows (with payout percentages interpolated for points between the threshold and maximum):

·	ROACE below 20.0%: payout at 0% of target

·	ROACE at 20.0% threshold: payout at 50% of target

·	ROACE at 25.0% target: payout at 100% of target

·	ROACE at 30.0% or above, maximum: payout at 200% of target

2025 PROXY STATEMENT   31

The following summarizes, for each NEO, (a) PSUs granted in 2022, (b) PSU payouts as a percent of target and (c) PSUs earned, based on the approved 2022 peer group for the 2022-2024 PMP.

Named Executive Officer	PSUs Granted in 2022	Payout (108.84% of Target)	PSUs earned (excluding dividends)

Roger W. Jenkins	175,200	108.84%	190,688

Thomas J. Mireles	52,300	108.84%	56,923

Eric M. Hambly	61,100	108.84%	66,501

E. Ted Botner	34,500	108.84%	37,550

Daniel R. Hanchera	21,200	108.84%	23,074

Employee Benefits

Our NEOs are eligible for the same usual and customary employee benefits available to all of our employees including:

·	Thrift savings 401(k)

·	Life insurance

·	Accidental death and dismemberment insurance

·	Medical and dental insurance

·	Vision insurance

·	Long-term disability insurance

·	Company-sponsored pension plan

We also provide an unfunded Supplemental Executive Retirement Plan or SERP for those highly compensated employees who are restricted by tax law from otherwise fully participating in qualified pension and defined contribution (thrift) plans. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. We offer no other deferred compensation alternatives to our NEOs.

No perquisites have been granted to NEOs and therefore also no tax gross ups on perquisites. The CEO’s years of pension service are based on actual plan service with no additional years credited.

32   MURPHY OIL CORPORATION

Maria A. Martinez

It's not policies, it is personal

Murphy Oil operates in a sector dominated by major players and powerful geo-political, technical, digital, and regulatory drivers. You would think that we, as a smaller company, would be disadvantaged by being in a sector driven by huge forces and large-scale, multi-decade projects.

We think otherwise. However large these forces are, it is people who decide how to anticipate, manage, shape and benefit from them. And our size enables us to double down on really knowing our people—as actual individuals—and adapting our actions and programs to reflect their needs, skills, and preferences. This, in turn, enables them to give their best and stay with us in an era of ever-shorter job tenures.

Think I'm overstating? Our human capital programs are based on input from our employees for which we seek input from individuals, small groups and departments, not just employee-wide surveys. Tailored benefits, not take-it-or-leave-it packages.

We are just as personal in reaching out to potential talent, focusing on people's potential, and relying on a steady personal referral network that our own employees provide.

Our giveback is just as personal. When an employee and her father lost power, we drove a generator to their house; we created a convoy of trucks to drive from Arkansas to Texas with provisions employees needed after one of our hurricanes, etc.

Rather than slogans loudly proclaiming that people matter, our actions convey it—directly to our people. It is not accidental we are coming up on our 75th anniversary of incorporation when the average lifespan, even of companies that grow to become part of the S&P 500, is now 15-20 years.

Maria A. Martinez
VP Human Resources & Administration

2025 PROXY STATEMENT 33

Compensation

Oversight and Processes

Our Compensation Committee1:

Oversees and approves NEO compensation · The Committee typically reviews and takes action on compensation matters at its February meeting

Reviews and approves corporate goals and objectives relevant to NEO compensation and performance

Assesses compensation-related risks

·  By using a report on the topic provided by Meridian

·  By assessing and concluding that identified risks

·  are not reasonably likely to have material adverse effects on the Company

·  are within the Committee’s ability to manage and monitor

Evaluates our CEO’s performance and determines CEO compensation based on this evaluation

Considers the performance evaluations and recommendations of the CEO to evaluate the other NEOs

Administers and recommends to the Board for review and approval the Company’s incentive and equity-based compensation plans

Reviews and approves equity grants made pursuant to such approved plans

Reviews and monitors equity grants for purposes of compliance with the 500,000 share cap on awards granted to a single individual during any calendar year, as well as other plan terms and conditions

Takes into account Section 162(m) of the Internal Revenue Code of 1986, as amended, that generally limits the tax deductibility of compensation paid to certain NEOs to $1MM annually. However, the Compensation Committee has flexibility to pay compensation it believes most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

Periodically reviews the Company’s human capital management strategies, policies and procedures and makes recommendations to the Board concerning them

Has sole authority to retain and terminate any compensation consultant it uses to assist in its evaluation of director, CEO or senior executive compensation

·  The Committee retained Meridian as its consultant

·  Meridian attended 4 Committee meetings in 2024, providing expert information, analysis and recommendations regarding executive and director compensation

·  Meridian did not provide any other consulting services to the Committee or the Company

·  Meridian provided full disclosure of its relationships to the Company in a letter to the Committee

·  These were aligned with the SEC’s Consultant Independence Factors and Meridian’s own Independence Policy

·  These enabled the Committee to determine there are no business or personal relationships between Meridian and the Committee’s members or the Company’s Executive Officers that may create a conflict of interest impairing Meridian’s ability to provide independent advice to the Committee

Has sole authority to approve such consultants’ fees and other retention terms

·  The Committee evaluates annually the performance of any compensation consultants it uses

·  All Meridian invoices were approved by the Committee Chair prior to payment

Can access advice and assistance from internal or external legal, accounting, or other professionals

·  In 2024, Meridian provided the Committee, amongst other insights, with an analysis of general industry, oil and natural gas industry and comparator company trends and compensation data

[1]	See prior sections on how the Committee is comprised, governs and is governed

34   MURPHY OIL CORPORATION

Factors Influencing Our Pay Designs
and Decision Making

✔	Peer benchmarking, survey data and input from our independent consultant Meridian inform NEO total direct compensation opportunities

✔	Incorporation of risk if performance objectives are not achieved

✔	Rewards for both near-term and long-term success

✔	We cast a wide net for investor input

·	Outreach to shareholders holding ~60% shares outstanding

·	Meetings with shareholders representing ~40% shares outstanding

·	98% support for 2024 say on pay advisory vote

✔	Responsiveness to investor input including these updates in recent years:

·	Moved to single peer group for compensation and performance 1

·	Added double-trigger equity acceleration to change-in- control

·	Added reputational harm trigger to supplemental clawback policy

·	Added GHG Emissions Intensity metric to AIP

·	Removed Production metric from AIP

·	Added Free Cash Flow metric to AIP

·	Decreased emphasis on volume-based metrics in AIP

·	Increased emphasis on ESG and financial metrics in AIP

·	Moved to 3-year performance period for PSUs

·	PSU payout capped at target if TSR negative

·	Added Return on Average Capital Employed (ROACE) metric to PSU program

✔	Best practice pay governance

·
Our Stock Ownership Guidelines require our executives and directors to hold shares of common stock with a value equal to the specified multiples of base salary, or annual retainer, as indicated below. This program assists in focusing executives and directors on long-term success and shareholder value. Shares owned outright, time-based restricted shares, and shares held through employee benefit plans, are counted towards this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have five years to satisfy the requirements and must hold all shares received upon vesting of equity awards (net of shares withheld to pay taxes) until the requirements are met. During 2024, all directors and NEOs were in compliance with the Company’s stock ownership guidelines requiring:

·	5x annual retainer for Company directors
·	6x base salary for CEO
·	3x for EVPs
·	2x for SVPs
·	1x for VPs

·	Consistent timing of annual equity grants, at February Committee meeting except new hires

·	Best practice insider trading policy

·
Maintain insider trading policies and procedures governing the purchase, sale and/or other dispositions of our Company’s securities by directors, officers, and employees, [as well as the Company itself], that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the NYSE listing standards. A copy of our insider trading policy was filed as exhibit 19 to our annual report on
10-K.

·
Maintain a mandatory clawback policy in compliance with the Dodd-Frank Act, along with a supplemental clawback policy that allows for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances, including in the event of a financial restatement or actions causing reputational harm

·	No NEO employment agreements, except Severance Protection Agreements in case of a qualifying termination occurring within 24 months of a change-in-control

·	Equity awards granted and cash severance benefits are subject to double trigger change in control provisions if a qualifying termination occurs within 24 months of a change-in-control

·	No NEO tax gross ups

·	No dividend payments on unearned performance or time-based awards. Dividends that accrue during the relevant performance or service period will be paid solely to the extent the underlying award vests

·
Directors and officers may not pledge Company securities including the purchase of securities on margin or holding Company securities in a margin account until they have met their applicable stock ownership target. Any pledging of shares must comply with applicable law and be disclosed to the Company in advance

·
Company directors, officers and employees are prohibited from engaging in any hedging transactions, including any involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives that are designed to hedge or speculate on any change in the market value of the Company’s securities

·	No NEO received any perquisites or special executive benefits in 2024

·	No spring-loading of equity grants or other equity grant timing designed to enable NEOs to take advantage of material non-public information

1	TSR peer group also includes XOP

2025 PROXY STATEMENT
35

 Compensation Committee

 Report

As members of Murphy’s Compensation Committee we have kept our pay designs, targets, metrics and awards tightly tied to our strategic goals of debt reduction, reinvestment of ~50% of our operating cash flow, allocating capital to high return opportunities, and building and maintaining structures and practices that protect and enhance our resilience in a rapidly changing sector.

We believe that these considerations together reflect a strong alignment between our economic outcomes, our Company’s priorities and our approaches to pay. The Compensation Committee has reviewed and discussed with management the foregoing CD&A. Based on the review and discussions, we have recommended to our Board of Directors that this CD&A be included in the Company’s proxy materials and now ask for your voting support.

COMPENSATION COMMITTEE

Laura A. Sugg (Chair)

Michelle A. Earley

Jeffrey W. Nolan

Robert N. Ryan, Jr.

36   MURPHY OIL CORPORATION

 Executive Compensation

Tabular Information for Named

Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Roger W. Jenkins Chief Executive Officer	2024	1,119,054		7,427,304	1,763,951	—	65,954	10,376,263
	2023	1,067,512		8,826,424	1,522,503	1,779,732	65,670	13,261,841
	2022	1,036,678	—	10,174,740	2,169,180	—	63,820	13,444,418

Thomas J. Mireles Executive Vice President and Chief Financial Officer	2024	597,931		2,917,752	697,800	252,899	35,996	4,502,378
	2023	568,762		2,984,969	545,445	386,256	35,745	4,521,177
	2022	475,014	—	2,879,692	695,250	—	30,039	4,079,995

Eric M. Hambly President and Chief Operating Officer	2024	647,347		3,183,179	755,950	150,318	38,836	4,775,630
	2023	616,515		2,984,969	586,235	329,986	38,610	4,556,315
	2022	597,931	—	3,549,453	834,300	—	37,495	5,019,179

E. Ted Botner Executive Vice President, General Counsel and Corporate Secretary	2024	504,474		1,591,799	470,503	692,422	30,595	3,289,793
	2023	488,958		1,610,176	413,927	847,137	30,921	3,391,119
	2022	463,964	—	2,003,588	577,830	—	29,341	3,074,723

Daniel R. Hanchera Senior Vice President	2024	446,463		944,105	416,726	326,206	26,573	2,160,073
	2023	429,555		990,685	340,389	393,557	26,678	2,180,864
	2022	416,505	—	1,232,261	484,358	—	26,339	2,159,463

1.

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K report”). Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein. Amounts shown relating to performance-based restricted stock unit awards were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level. For the 2024 grant, if the maximum payout were shown for the performance-based restricted stock units, the amounts reported would be: $11,354,525 for Mr. Jenkins, $4,460,146 for Mr. Mireles, $4,866,146 for Mr. Hambly, $2,433,472 for Mr. Botner, and $1,168,545 for Mr. Hanchera.

2025 PROXY STATEMENT   37

2.

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

3.

The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2024 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2024 Non-qualified Deferred Compensation Table below for more information). Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column. For 2024, the annual change in accumulated benefits were negative for Mr. Jenkins: $315,483.

4.	The total amounts shown in this column for 2024 consist of the following:

Mr. Jenkins: $64,334—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Mireles: $34,376—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Hambly: $37,216—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;

Mr. Botner: $29,004—Company contributions to defined contribution plans; $1,591—Benefit attributable to Company-provided term life insurance policy; and

Mr. Hanchera: $25,668—Company contributions to defined contribution plans; $905—Benefit attributable to Company-provided term life insurance policy.

2024 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2,3]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3,4] (#)	Grant Date Fair Value of Stock and Option Awards[5] ($)

Roger W. Jenkins		758,363	1,516,725	3,033,450	—	—	—	—	—
	2/6/2024	—	—	—	55,150	110,300	220,600	—	4,627,085
	2/6/2024	—	—	—	13,790	27,580	55,160	—	1,050,177
	2/6/2024	—	—	—	—	—	—	45,960	1,750,042

Thomas J. Mireles		300,000	600,000	1,200,000	—	—	—	—	—
	2/6/2024	—	—	—	21,665	43,330	86,660	—	1,817,694
	2/6/2024	—	—	—	5,415	10,830	21,660	—	412,379
	2/6/2024	—	—	—	—	—	—	18,060	687,680

Eric M. Hambly		325,000	650,000	1,300,000	—	—	—	—	—
	2/6/2024	—	—	—	23,635	47,270	94,540	—	1,982,977
	2/6/2024	—	—	—	5,910	11,820	23,640	—	450,076
	2/6/2024	—	—	—	—	—	—	19,700	750,127

E. Ted Botner		202,280	404,560	809,120	—	—	—	—	—
	2/6/2024	—	—	—	11,820	23,640	47,280		991,698
	2/6/2024	—	—	—	2,955	5,910	11,820		225,038
	2/6/2024	—	—	—	—	—	—	9,850	375,063

Daniel R. Hanchera		179,160	358,320	716,640	—	—	—	—	—
	2/6/2024	—	—	—	5,675	11,350	22,700	—	476,133
	2/6/2024	—	—	—	1,420	2,840	5,680	—	108,140
	2/6/2024	—	—	—	—	—	—	9,450	359,832

1.

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0-200% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2024 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For more information on the AIP, see the “Compensation Discussion and Analysis” section above. Pursuant to the terms of the AIP, the maximum annual bonus which may be paid is $4,000,000.

38   MURPHY OIL CORPORATION

2.	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. The payout percentage for TSR units and ROACE units will range between 0-200%.

3.

Pursuant to the terms of the award under the 2020 LTIP, the aggregate number of shares allowable for issuance to an individual with respect to awards granted in a single calendar year is 500,000 shares.

4.	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

5.

The grant date value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as described in Note I to the consolidated financial statements in the 2024 Form 10-K. The grant date fair value of the Company’s performance-based restricted stock units (PSUs) tied to TSR is determined using a Monte Carlo valuation model. The grant date fair value of PSUs based on ROACE is estimated using the average high/low price of the Company’s stock on the grant date, based on the probable outcome of the performance goals as of that date, as further described in Note I to the 2024 Form 10-K..

2024 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[1,2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[2,3,4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1,3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[3,4] ($)

Roger W. Jenkins	341,886	10,345,472	267,471	8,093,664

Thomas J. Mireles	107,982	3,267,533	98,231	2,972,465

Eric M. Hambly	122,622	3,710,536	103,323	3,126,543

E. Ted Botner	72,694	2,199,718	49,651	1,502,424

Daniel R. Hanchera	48,229	1,459,420	26,423	799,551

1.	Includes accrued in-kind dividend equivalents on time-based and performance-based restricted stock units.

2.	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

3.	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4.

The performance-based restricted stock units are reflected at the target performance level and the value was determined based on a December 31, 2024 closing stock price of $30.26 per share. The payout percentage for PSUs will range between 0-200%.

The table below shows the number of shares of the Company’s common stock acquired during 2024 upon the vesting of stock awards granted to the NEOs in previous years.

2024 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Roger W. Jenkins	—	—	500,000	19,049,688

Thomas J. Mireles	—	—	137,860	5,251,294

Eric M. Hambly	—	—	288,283	10,981,148

E. Ted Botner	—	—	137,860	5,251,294

Daniel R. Hanchera	—	—	100,220	3,817,535

1.

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized for RSU and PSU awards vested in 2024 includes the gross PSU vesting value of $38.0775 per share on February 6, 2024 and RSU vesting value of $38.1650 on February 2, 2024.

2025 PROXY STATEMENT   39

2024 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	23.208	1,301,784	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	23.208	14,405,483	—

Thomas J. Mireles	Retirement Plan of Murphy Oil Corporation	19.417	503,339	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	19.417	1,079,978	—

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	18.250	412,743	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	18.250	1,172,653	—

E. Ted Botner	Retirement Plan of Murphy Oil Corporation	23.250	1,190,951	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	23.250	2,679,561	—

Daniel R. Hanchera	Retirement Plan of Murphy Oil Corporation	17.922	918,288	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	17.922	1,628,503	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (“SERP”) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (“FAP”) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Jenkins’ average compensation was $3,535,297; Mr. Mireles’ $1,102,652; Mr. Hambly’s $1,342,105; Mr. Botner’s $977,344; and Mr. Hanchera’s $846,733.

The estimated credited years of service used are as indicated in the table above.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Three of the five NEOs continue to accrue benefits in this plan, however, two NEOs and certain Murphy employees’ benefits under the U.S. FAP plan were frozen at that time, as it relates to service. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

The following assumptions were used in determining the present value amounts at December 31, 2024.

·	Discount Rate—5.63% (Murphy Oil Corporation Qualified Retirement Plan); 5.65% (Murphy Oil Corporation Non-Qualified Supplemental Executive Retirement Plan)

·

Mortality Table (Qualified—Retirement Plan and Non-Qualified Supplemental Executive Retirement Plan for Murphy Oil Corporation)— Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2021 scale

·

Interest Rate (with respect to the accrual of benefits under the cash balance formula)—applied to account balances based on the larger of the annual yield on 10-year U.S. Treasuries constant maturities for the month of December in the prior plan year, or 3.62%

40   MURPHY OIL CORPORATION

2024 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Roger W. Jenkins	106,626	44,496	667,508	—	4,917,068

Thomas J. Mireles	35,250	14,538	52,963	—	387,364

Eric M. Hambly	102,008	17,378	304,512	—	2,194,096

E. Ted Botner	50,468	9,166	(65,706)	—	877,294

Daniel R. Hanchera	76,352	5,830	351,100	—	2,347,121

1.	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2024 Summary Compensation Table.

2.	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2024 Summary Compensation Table.

3.

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Murphy Oil Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified 401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2024.

2024 Potential Payments Upon Termination or Change in Control Table

Long-term incentive grants made to the CEO and other NEOs will only accelerate and become vested upon a double-trigger termination, which requires (i) a change in control transaction and (ii) an involuntary termination of the executive’s employment by the Company other than for “Cause” or “Disability” or a termination by the executive for “Good Reason”. In addition, pursuant to the Severance Protection Agreements described below, the Company provides competitive cash severance compensation should the CEO or the other NEOs be terminated in connection with a change in control by the Company other than for cause or disability or by the executive for good reason.

In 2013, Mr. Jenkins entered into a Severance Protection Agreement which provides for the payment of severance benefits in a lump sum equal to three times the sum of Mr. Jenkins’ base salary and his average annual bonus over the three fiscal years prior to his termination. Mr. Jenkins’ Agreement was revised in 2019 to include the provisions regarding the double-trigger vesting treatment of long-term incentives described above.

In 2019, the Company entered into Severance Protection Agreements with Mr. Hambly and Mr. Mireles. In 2020 and in 2022, the Company entered into a Severance Protection Agreement with Mr. Botner and Mr. Hanchera, respectively. Each agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term.

The Severance Protection Agreements with the NEOs, other than Mr. Jenkins, provide that if, within twenty-four months following a change in control, the Company terminates the NEO’s employment for any reason other than for cause or disability, or the NEO resigns for good reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times for Messrs. Hambly and Mireles) the sum of (i) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the change in control) and (ii) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the change in control);

2025 PROXY STATEMENT   41

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for Messrs. Hambly and Mireles); and

·	certain relocation benefits.

The NEOs, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a change in control and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a change in control.

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2024:

Name	Category	Normal Termination ($)[1]	Change of Control ($)

Roger W. Jenkins	Severance	—	8,826,134

	Non-equity compensation[2]	1,763,951	1,763,951

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	5,734,272	13,827,936

	Time-Based Restricted Stock Units	4,611,200	4,611,200

	Stock Options	—	—

	Retirement Plan[4]	1,298,952	1,243,416

	Total	13,408,375	30,272,637

Thomas J. Mireles	Severance	—	3,888,495

	Non-equity compensation[2]	697,800	697,800

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	1,707,688	4,680,153

	Time-Based Restricted Stock Units	1,559,845	1,559,845

	Stock Options	—	—

	Retirement Plan[4],5	—	—

	Total	3,965,333	10,826,293

Eric M. Hambly	Severance	—	2,650,990

	Non-equity compensation[2]	755,950	755,950

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	1,999,795	5,126,338

	Time-Based Restricted Stock Units	1,710,741	1,710,741

	Stock Options	—	—

	Retirement Plan[4],5	—	—

	Total	4,466,486	10,244,019

E. Ted Botner	Severance	—	1,986,240

	Non-equity compensation[2]	470,503	470,503

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	1,129,180	2,631,605

	Time-Based Restricted Stock Units	1,070,537	1,070,537

	Stock Options	—	—

	Retirement Plan[4]	349,392	285,420

	Total	3,019,612	6,444,305

Daniel R. Hanchera	Severance	—	1,723,449

	Non-equity compensation[2]	416,726	416,726

	Unvested & Accelerated[3]

	Performance-Based Restricted Stock Units	693,873	1,493,425

	Time-Based Restricted Stock Units	765,547	765,547

	Stock Options	—	—

	Retirement Plan[4]	233,100	190,632

	Total	2,109,246	4,589,779

1.	Reflects benefits payable upon an executive’s death, disability or retirement.
2.	Non-equity compensation is calculated under the terms of the Company’s Annual Incentive Plan effective January 1, 2022.

3.	Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event.

42   MURPHY OIL CORPORATION

4.

NEOs may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each NEOs’s accumulated benefit at December 31, 2024 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. As of December 31, 2024, Messrs. Jenkins, Botner and Hanchera were retirement eligible. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

5.	As of December 31, 2024, Messrs. Hambly and Mireles were not eligible for retirement.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	2,951,021	—	1,844,253

1.	Amounts in this column do not take into account outstanding restricted stock units.

2.

Number of shares available for issuance includes 1,236,868 available shares under the 2020 LTI Plan and 607,385 available shares under the 2021 Stock Plan for Non-Employee Directors. Assumes each restricted stock unit is equivalent to one share.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2024:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $202,161;

·	the annual total compensation of Chief Executive officer was $10,376,264; and

·	the ratio of these two amounts was 51 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2024, our employee population consisted of 750 employees.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2024 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2024 (as set forth in the above 2024 Summary Compensation Table).

Our CEO’s annual total compensation for 2024 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2024 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

2025 PROXY STATEMENT   43

Pay Versus Performance

The following table sets forth the compensation for our Chief Executive Officer, referred to as Principal Executive Officer (PEO) in the disclosure below, and the average compensation for our other named executive officers
(Non-PEO),
both as reported in the Summary Compensation Table on page 37, and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2024, 2023, 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Return on Average Capital Employed over such years in accordance with SEC rules.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO 1 ($) (b)	Compensation Actually Paid to PEO 2 ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 1 ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers 2 ($) (e)	Total Shareholder Return 3 ($) (f)	Peer Group Total Shareholder Return 3 ($) (g)	Net Income (in Thousands) 4 ($) (h)	Return on Average Capital Employed 5 (%) (i)

2024	10,376,263	2,332,583	3,681,969	3,965,381	131.19	181.25	407,171	23.1%

2023	13,261,841	11,808,393	3,662,369	1,071,009	179.22	191.57	661,559	28.3%

2022	13,444,418	39,752,198	3,741,335	8,083,159	175.84	191.50	965,047	31.4%

2021	11,381,012	26,071,102	3,111,741	8,330,184	104.46	120.82	(73,664)	16.9%

2020	13,180,178	(5,712,287)	4,065,562	(1,804,274)	47.21	64.58	(1,148,777)	10.3%

1.
Compensation for our PEO, Roger W. Jenkins, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs
includes the following named executive officers: (i) in 2024, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner and Daniel R. Hanchera (ii) in 2023, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner and Daniel R. Hanchera (iii) in 2022, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner, Daniel R. Hanchera and David R. Looney, (iv) in 2021, David R. Looney, Eric M. Hambly, E. Ted Botner and Thomas J. Mireles and (v) in 2020, David R. Looney, Eric M. Hambly, E. Ted Botner, Thomas J. Mireles, Michael K. McFadyen and Walter K. Compton.

2.
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs
for 2024 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules (Item 402(v) of Regulation
S-K).
The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEOs
during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our non-PEOs
compensation for fiscal year 2024, see “Compensation Discussion and Analysis” above.

	PEO 2024	Non-PEOs 2024

Summary Compensation Table Total	10,376,263	3,681,969

Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(7,427,304)	(2,159,209)

Plus Fair Value for Awards Granted in the Covered Year	7,068,012	2,047,692

Change in Fair Value of Outstanding Unvested Awards from Prior Years	(6,789,724)	(1,663,476)

Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	(2,280,313)	2,076,382

Less Fair Value of Awards Forfeited during the Covered Year	—	—

Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	1,051,741	262,988

Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	—	(355,461)

Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	333,908	74,496

Compensation Actually Paid	2,332,583	3,965,381

Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity
awards that vest in the covered year, which are valued as of the applicable vesting date.

44
   MURPHY OIL CORPORATION

The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.
Service
cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the applicable fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.

3.
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
The peer group for purposes of this table is the S&P Oil & Gas Exploration & Production Select Industry Index (XOP), which is the same peer group as for the Shareholder Return Performance Presentation of the 2024 Form
10-K
for the year ended December 31, 2024.

4.	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

5.
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our named executive officers’ compensation actually paid to Company performance, as specifically listed below. For additional details on how these measures are utilized in our compensation program to link pay with performance, see “Compensation Discussion and Analysis” above.

Performance Measure

ROACE (EBITDA / ACE)
AIP Free Cash Flow ($MM)

Lifting Costs plus G&A

TRIR

Spill Rate

GHG Emissions Intensity (metric ton CO 2 e per MMBOE)

Sustainability Basket

COMPENSATION ACTUALLY PAID VS. NET INCOME
Compensation Actually Paid ($MM)
MURPHY Net Income ($MM)
$50
$40
$30
$20
$10
$0
$(10)
$1,000
$500
$0
$(500)
$(1,000)
$(1,500)
$(1,148.8)
$(73.7)
$965.0
$661.6
$407.0
$(5.7)
$(1.8)
$26.1
$8.3
$39.8
$8.1
$11.8
$1.1
$2.3
$4.0
2020
2021
2022
2023
2024
CEO CAP
Other NEO CAP
MURPHY Net Income

COMPENSATION ACTUALLY PAID VS. ROACE

Compensation Actually Paid ($MM)
MURPHY ROACE
$50
$40
$30
$20
$10
$0
$(10)
35%
30%
25%
20%
15%
10%
5%
0%
10.3%
16.9%
31.4%
28.3%
23.1%
$(5.7)
$(1.8)
$26.1
$8.3
$39.8
$8.1
$11.8
$1.1
$2.3
$4.0
2020
2021
2022
2023
2024
CEO CAP
Other NEO CAP
MURPHY ROACE

COMPENSATION ACTUALLY PAID VS. TSR (MURPHY AND PEERS)

Compensation Actually Paid ($MM)
TSR: $100 Invested 12/31/2019
$50
$40
$30
$20
$10
$-
$(10)
$250
$200
$150
$100
$50
$-
$65
$47
$(5.7)
$(1.8)
$121
$26.1
$104
$8.3
$192
$39.8
$176
$8.1
$192
$179
$11.8
$1.1
$181
$131
$2.3
$4.0
2020
2021
2022
2023
2024
CEO CAP
Other NEO CAP
MURPHY TSR
Peer TSR

2025 PROXY STATEMENT
45

Thomas J. “Tom” Mireles

A vision without a foundation is just a mirage

The energy sector has many important segments, including those that produce, transport, refine, generate, and market our products. We at Murphy Oil believe we occupy the most essential, exciting, and rapidly evolving segment: we are still wildcatting for new discoveries.

We are an exploration company. To explore effectively, our people need not only talent, training, creativity, and the ability to work with people from highly diverse backgrounds; they also need, quite simply, well-managed funds to support and develop new ventures. While many of these may not work out, some will truly shine.

It's no accident that we have been steadily strengthening our financial foundation; it is the foundation for our vision.

Our financial actions are deeply entwined with our operations which is why I think I bring a unique perspective to the CFO position. After roles as a petroleum engineer, corporate technical services and business development executive, and Eastern and Western Hemisphere regional head, my priority is to make sure our investment decisions are sound and durable for the long-haul.

Finally, it’s very intentional that we pair financial prudence with the attributes we think are core to an exploration company’s success:

We are global.

- This isn’t just about having scale—though scale matters—it is about benefiting from different cultures that open our minds and spur innovation.
- This also isn’t just about benefiting from under-explored areas—though that, too, matters—it is about ensuring we do what we need to be doing to secure our futures.

We are family.

- First, for real: our founding family has stayed involved and you better believe they care about our reputation for integrity, responsibility, safety, and longevity—when your name and legacy are on the line, it matters.
- It is just as real for all of us. We’ve kept our smalltown values including those of hard work, prudence, humility, generosity, and teamwork.

We enjoy punching above our weight.

- We aren’t afraid to be first or contrarian or to pivot when needed.
- We believe success is what happens when preparation, decency, and tenacity meet opportunity in a sector that by its nature is core to human health, happiness and security.

Thomas J. “Tom” Mireles
EVP and CFO

2025 PROXY STATEMENT 46

 Our Stockholders

As of December 31, 2024, except to the extent indicated otherwise in the footnotes, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G/A filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership		Percentage

BlackRock, Inc.	50 Hudson Yards New York, NY 10001	20,444,732	[1]	14.00%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	16,853,110	[2]	11.56%

Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One Austin, TX 78746	7,862,187	[3]	5.39%
1.

On January 23, 2024, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 19,844,172 sole voting power shares, -0- shared voting power shares, 20,444,732 sole dispositive power shares and -0- shared dispositive power shares as filed on December 31, 2023.

2.

On February 13, 2024, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes -0- sole voting power shares, 130,842 shared voting power shares, 16,582,477 sole dispositive power shares and 270,633 shared dispositive power shares as filed on December 29, 2023.

3.

On February 9, 2024, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 7,838,044 sole voting power shares, -0- shared voting power shares, 7,862,187 sole dispositive power shares and -0- shared dispositive power shares as filed on December 29, 2023.

47   MURPHY OIL CORPORATION

The following table sets forth information, as of February 18, 2025, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the NEOs, and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Equity Awards Exercisable or Which May Settle Within 60 Days[3]	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	1,037,316	1,639,538	—		13,618	2,690,472	1.86%

Lawrence R. Dickerson	43,626	—	—		38,817	82,443	—

Michelle A. Earley	—	—	—		29,251	29,251	—

Elisabeth W. Keller	72,666	518,224	—		7,497	598,387	—

James V. Kelley	118,384	—	—		7,497	125,881	—

R. Madison Murphy	665,896	1,490,240	915,394	[4]	7,497	3,079,027	2.13%

Jeffrey W. Nolan	320,833	282,012	—		54,827	657,672	—

Robert N. Ryan, Jr.	49,817	—	—		7,497	57,314	—

Laura A. Sugg	7,979	—	—		54,827	62,806	—

Robert B. Tudor, III	1,459	—	—		7,497	8,956	—

Roger W. Jenkins	1,201,586	—	—		—	1,201,586	—

Thomas J. Mireles	166,524	—	—		—	166,524	—

Eric M. Hambly	382,527	—	—		—	382,527	—

E. Ted Botner	216,613	—	—		—	216,613	—

Daniel R. Hanchera	70,000	—	—		—	70,000	—

Directors and executive officers as a group[5]	4,653,593	3,930,014	915,394		228,825	9,429,459	6.52%

1.	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Jenkins—3,101 shares and Mr. Botner—17,776 shares.

2.

Includes shares held by spouse and other household members as follows: Mr. Deming—50,224 shares; Ms. Keller—7,151 shares; Mr. Murphy—665,896 (beneficial ownership expressly disclaimed); and Mr. Nolan—53,903 shares.

3.	Only includes restricted stock units held by our directors.

4.

Includes 552,205 shares owned by The Murphy Foundation of which Mr. Murphy is the President, beneficial ownership is expressly disclaimed. Includes 306,774 shares owned by The 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 56,415 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5.	Includes ten directors, eleven executive officers and one director/executive officer.

2025 PROXY STATEMENT   48

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2024, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating and Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2024. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Section 16(a) of the Exchange Act Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2024, except for one late Form 4 transaction filed on Form 5 on February 6, 2025, with respect to a “bona fide” gift made by Jeffrey W. Nolan on December 23, 2024.

49   MURPHY OIL CORPORATION

PROPOSAL 3

Approval of Proposed 2025 Long-Term Incentive Plan

THE BOARD RECOMMENDS A VOTE **"FOR"** THE APPROVAL OF THE 2025 LONG-TERM INCENTIVE PLAN.

2025 PROXY STATEMENT 50

PROPOSAL 3

The 2020 Long-Term Incentive Plan (the “2020 LTI Plan”) was approved by stockholders on May 7, 2020, and will expire by its terms in 2030. On February 5, 2025, the Board of Directors approved the 2025 Long-Term Incentive Plan (the “2025 LTIP”), subject to approval by stockholders at the 2025 Annual Meeting. The Board of Directors has determined that it is in the best interests of stockholders to consider at the Annual Meeting whether to adopt the 2025 LTIP to replace the 2020 LTI Plan for granting new equity incentive awards. No awards have been granted under the 2020 LTI Plan since February 5, 2025 and, if the 2025 LTIP is approved by stockholders, the 2025 LTIP will become effective as of the date of such stockholder approval and will replace the 2020 LTI Plan for any new grants made after the date of such stockholder approval.

Accordingly, upon approval of the 2025 LTIP by our stockholders, (i) no further awards will be granted under the 2020 LTI Plan, (ii) any awards granted under the 2020 LTI Plan prior to the date the 2025 LTIP is approved by our stockholders will remain outstanding and will continue to vest and/or become exercisable in accordance with their original terms and conditions under the 2020 LTI Plan and (iii) the share pool reserved under the 2025 LTIP Share Pool will be reduced by the number of shares underlying any awards granted under the 2020 LTI Plan during the period between February 5, 2025, and the date of stockholder approval of the 2025 LTIP. Awards under the 2020 LTI Plan that are forfeited or cancelled after stockholder approval of the 2025 LTIP will not be recycled or otherwise again become available for issuance under the 2025 LTIP or the 2020 LTI Plan.

The Company also maintains the Murphy Oil Corporation 2021 Stock Plan for Non-Employee Directors (the “Director Plan”), which was approved by our shareholders at the 2021 annual general meeting. The Director Plan permits the grants of equity-based compensation to the Company’s non-employee directors, who are not eligible to participate in the 2020 LTI Plan and would not be eligible to receive awards under the 2025 LTIP. The Director Plan will remain in effect in accordance with its terms, regardless of whether our shareholders approve the 2025 LTIP.

The following table sets forth certain information as of February 5, 2025, unless otherwise noted, with respect to the Company’s outstanding equity awards. The Company made its annual award grant to employees during the first quarter of 2025 and those awards are included in the data below. The closing price per share of our Common Stock on February 5, 2025, was $26.68.

Shares available for grant under the 2020 LTI Plan	66,364

Shares available for grant under the Director Plan	536,614

Shares requested for approval under the 2025 LTIP	3,885,000

Shares subject to outstanding restricted stock units and performance stock units (at target)[1]	3,463,326

Common shares outstanding as of February 5, 2025	145,954,871

Fully-diluted Overhang	5.31%

The shares requested for issuance under the 2025 LTIP would represent approximately 2.66% of the Company’s outstanding shares as of February 5, 2025.

The 2025 LTIP has a 10-year life to allow the Company to respond to changes in the competitive marketplace, regulatory actions, and changes to business strategies.

We believe that approving the 2025 LTIP is necessary to (i) allow the Company to continue to align the long-term financial interests of its officers and other key employees with those of the Company’s stockholders, (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies, and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company. The terms of the Company’s equity compensation awards are designed to encourage participating employees to focus on the long-term success of the Company. If the 2025 LTIP is not approved, then based on historical usage of shares under our equity plans and a range of possible grant date fair values, we would expect that the remaining shares available for future grant under the 2020 LTI Plan would likely be sufficient to grant annual equity incentive awards through December 31, 2025, after which time we would lose an important compensation tool aligned with the long-term interests of the Company’s stockholders.

[1]	There are no Stock Options/SARs outstanding.

51   MURPHY OIL CORPORATION

2025 LTIP Features:

·	Minimum vesting period of one year generally applicable to all awards, other than for up to 5% of the total share pool

·	No discounting of stock options (“Options”) or stock appreciation rights (“SARs”)

·	No repricing or replacement of underwater Options or SARs without stockholder approval

·	No dividend equivalents on Options or SARs

·	No liberal change in control provision

·	Any dividends or dividend equivalents subject to same restrictions and vesting terms as underlying awards

·	No “single trigger” vesting treatment for awards in the event of a change in control

·	No liberal share recycling of Options/SARs

·	No evergreen provision

·	No reload provision

·	No tax gross-ups

·	Awards will be subject to clawback or recoupment policies that are in effect from time to time

Recommendation

The Board of Directors believes that approval of the 2025 LTIP is in the best interest of our stockholders and supports this proposal.

As a stockholder of the Company, you are invited to vote with respect to the 2025 LTIP through the following resolution:

“RESOLVED, that the Company’s stockholders approve the 2025 LTIP.”

The following is a summary of the 2025 LTIP which is qualified in its entirety by the full text of the 2025 LTIP, a copy of which is included as Exhibit A to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meaning assigned to them in the 2025 LTIP.

Summary of Plan Terms

The following is a description of the material features of the 2025 LTIP, which such description is qualified in its entirety by the full text of the 2025 LTIP, a copy of which is attached as Exhibit A to this Proxy Statement and incorporated herein by reference.

Shares Subject to the 2025 LTIP

The Shares of the Company to be issued under the 2025 LTIP consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company, including Shares acquired in the open market. Subject to adjustments made in connection with a merger, consolidation, reorganization or certain other events set forth in the 2025 LTIP, the maximum number of Shares underlying Awards which may be issued pursuant to the 2025 LTIP will be 3,885,000 Shares.

The aggregate number of Shares underlying all Awards granted under the 2025 LTIP during a single calendar year to an Employee will not exceed 500,000 and the maximum aggregate actual cash payment to any Participant shall not exceed $5,000,000. In the event the number of Shares that become issuable pursuant to any Award would otherwise violate such individual limits, the number of Shares issuable to the Employee under such Award shall automatically be reduced such that no such violation will occur, and the number of Shares subject to the portion of the Award that is so reduced will be deemed automatically forfeited and cancelled for no consideration. Shares underlying Awards granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines (“Substitute Awards”) and Shares remaining available for grant under a plan of an acquired company or a company with which the Company combines shall not reduce the number of Shares remaining for grant. Shares underlying Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under the 2025 LTIP. Notwithstanding the foregoing, Shares subject to an Award may not be made available for issuance under the 2025 LTIP if such Shares were not issued under the net settlement or net exercise of a SAR, were used to pay the exercise price of an Option, were delivered to or withheld by the Company to pay the withholding taxes related to an Option or a SAR, or were repurchased on the open market with the proceeds of an Option exercise.

2025 PROXY STATEMENT   52

Administration of the 2025 LTIP

The 2025 LTIP will be administered by the Compensation Committee of the Board of Directors (referred to in this section of the Proxy Statement as the “Committee”). In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the 2025 LTIP, the Committee will have all of the powers vested in it by the terms of the 2025 LTIP, including exclusive authority to (i) select the employees to be granted Awards, (ii) determine the type, size and terms of the Awards to be made to each employee selected, (iii) determine the time when Awards will be granted, (iv) prescribe the form of the agreements embodying Awards made under the 2025 LTIP, (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended, (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the 2025 LTIP shall be deferred either automatically or at the election of the holder thereof or of the Committee, and (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the 2025 LTIP and due compliance with applicable law, stock market or exchange rules and regulations or accounting standards or tax rules and regulations. The Committee is authorized to interpret the 2025 LTIP and the Awards granted, to establish, amend and rescind any rules and regulations relating to the 2025 LTIP, to make any other determinations which it believes necessary or advisable for the administration of the 2025 LTIP, and to correct any defect or supply any omission or reconcile any inconsistency in the 2025 LTIP or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.

Eligibility

Any Employee of the Company, or a Subsidiary or Affiliate that does not maintain a similar plan, who is an officer or who serves in any other key administration, professional, or technical capacity, and in the discretion of the Committee, any Employee who has made an unusual contribution, is eligible to receive Awards under the 2025 LTIP. The basis for participation in the 2025 LTIP is the Committee’s decision, in its sole discretion, that an Award to an eligible Participant will further the 2025 LTIP’s purposes. In exercising its discretion, the Committee will consider the purposes of the 2025 LTIP, which are to (i) align the long-term financial interests of eligible employees with those of the Company’s shareholders, (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies, and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company. As of February 5, 2025, we expect that approximately 520 employees will be eligible to receive Awards under the 2025 LTIP.

Types of Awards

The following types of Awards may be made under the 2025 LTIP. All of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations as are provided in the 2025 LTIP. In addition, subject to the limitations provided in the 2025 LTIP and in accordance with applicable law, the Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, and waive any conditions or restrictions imposed with respect to Awards or the Shares issued pursuant to Awards. As of February 5, 2025, the equity awards outstanding under our equity compensation plans were held by approximately 530 current and former employees.

Non-qualified Stock Options

An Option is a contractual right to purchase Shares at a future date at a specified exercise price. The per Share exercise price of an Option will be determined by the Committee and may not be less than the Fair Market Value of a Share on the grant date. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee. Other than as provided in the 2025 LTIP with respect to certain changes in capitalization or other corporate transactions, the exercise price of an Option may not be reduced without shareholder approval. The dates on which Options become exercisable will be determined at the sole discretion of the Committee, provided that no Option will be exercisable more than seven years from the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code. The maximum number of Shares that may be issued under the 2025 LTIP through incentive stock options is 1,000,000 Shares.

Stock Appreciation Rights

SARs represent a contractual right to receive, in cash or other property (including Shares), an amount equal to the appreciation of a Share from the grant date based on the exercise price of the SAR (which may not be less than 100% of the Fair Market Value of a Share on the grant date), multiplied by the number of Shares subject to the SAR.

53   MURPHY OIL CORPORATION

Restricted Stock and Restricted Stock Units

A Restricted Stock Award is an Award of outstanding Shares that does not vest until after a specified period of time or the satisfaction of other vesting conditions as determined by the Committee. Restricted Stock Units (“RSUs”) are Awards denominated in units of Shares under which the issuance of Shares (or the payment of cash based on the value of Shares) is subject to such conditions and terms as the Committee deems appropriate. To the extent determined by the Committee, Restricted Stock and RSUs may be satisfied or settled in Shares, cash or a combination thereof. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, which will be subject to the same restrictions on transferability as the Restricted Stock related to which they were distributed and will not be paid to the Participant prior to the time at which such Restricted Stock becomes non-forfeitable. Shares underlying RSUs are entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee, and the payment of such dividends or dividend equivalents will not be made prior to such time when the RSUs become non-forfeitable. Dividends and dividend equivalents with respect to Restricted Stock and RSUs that are granted on Performance Shares or Performance Units will vest only if and to the extent the underlying Award vests and is earned, as otherwise determined by the Committee. Participants holding Awards of Restricted Stock may exercise full voting rights during the Restricted Period.

Performance Units and Performance Shares

A Performance Share is an Award of outstanding Shares that does not vest until the satisfaction of performance criteria, and any other vesting conditions, specified by the Committee. Performance Shares are Awards denominated in units of Shares under which the issuance of Shares (or the payment of cash based on the value of Shares) is subject to the satisfaction of performance criteria, and any other vesting conditions, specified by the Committee. Performance criteria are based on the Company’s attainment of performance measures to be established by the Committee, in its sole discretion. Notwithstanding the satisfaction of any performance goals, to the extent specified in the Agreement, the Committee may reduce the number of Shares granted, issued, retainable or vested on the basis of any further considerations as determined by the Committee in its discretion. The settlement of Performance Units and Performance Shares may be in cash, shares of equivalent value, or in some combination thereof, as set forth in the Agreement.

Other Stock-Based Incentives

The Committee is authorized to grant other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Shares underlying such Awards will be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee, and the payment of dividends or dividend equivalents will not be made prior to the time at which the Award becomes non-forfeitable.

Termination of Service

Except as otherwise determined by the Committee or set forth in an Agreement, (i) in the event a Participant’s employment terminates by reason of Normal Termination (as defined below) or death, (x) any Options and SARs granted to such Participant which are then outstanding and vested may be exercised at the earlier of any time prior to the expiration of the term of the Options or SARs or within two (2) years after the date of termination, (y) any shares of Restricted Stock or RSUs then outstanding and unvested will vest on the date of the Participant’s termination in a pro-rated amount, and (z) any Performance Shares or Performance Units then outstanding and unvested will remain eligible to vest at the conclusion of the applicable performance period; and (ii) in the event the employment of the Participant terminates for any reason other than Normal Termination or death, all unvested Awards will be forfeited, and any options and SARs granted to such employee which are then outstanding will be canceled.

For purposes of the 2025 LTIP, “Normal Termination” is defined as a termination of employment (i) at a time when the Participant is Retirement Eligible (as defined below), (ii) for total and permanent disability as defined in the Life Insurance Plan for employees of the Company, or (iii) with Company approval, and in each case, without being terminated for Cause. “Retirement Eligible” shall mean, unless otherwise determined by the Committee or set forth in an Agreement, as of the relevant date of determination, a Participant’s attainment of (a) the age of fifty (50) years or older (rounded down to the year), and (b) both of the following: (i) having five (5) or more continuous years of service as an Employee, and (ii) Participant’s age (rounded down to the year) plus continuous years of service is equal to or greater than sixty-five (65). Participants will be credited with one year of service following each full year of employment for purposes of this definition; provided, that any years of service accrued prior to a break in service will not count towards the determination of “Retirement Eligible” if the break in service was more than twelve (12) months in duration (partial years of service, including partials years of prior service, will not be recognized and will not count towards the determination of years of service for purposes of this definition).

2025 PROXY STATEMENT   54

Change in Control

Under the 2025 LTIP, in the event of a Change in Control, and if and to the extent that outstanding Awards under the 2025 LTIP are assumed, continued or substituted by the successor or surviving entity (or its parent or affiliate), then (i) all such Awards shall remain outstanding and shall be governed by their respective terms and the provisions of the 2025 LTIP and the applicable Agreement; and (ii) in the event a Participant incurs an involuntary termination of employment by the Company (or the surviving entity, successor or its parent or affiliate) without Cause and/or due to the Participant’s death or “disability”, in each case within a period of up to 24 months from and after the Change in Control (i.e., on a “double-trigger” basis), then, as of the date of such Participant’s termination, outstanding Awards shall immediately vest and the performance conditions applicable to any Performance Shares or Performance Units shall be deemed to be achieved at the greater of the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and the target performance level.

If and to the extent that outstanding Awards under the 2025 LTIP are not assumed, continued or substituted in accordance with the paragraph above, then upon a Change in Control, all outstanding Awards shall immediately vest, become exercisable, and the restrictions and other conditions applicable thereto shall immediately lapse immediately upon such Change in Control, and the performance conditions applicable to any Performance Shares or Performance Units shall be deemed to be achieved at the greater of the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and the target performance. In addition, unless otherwise set forth in an applicable Agreement, such outstanding Awards shall be cancelled at the time of the Change in Control, in exchange for a payment of cash, securities, property or a combination thereof, as determined in the sole discretion of the Committee, to each such Participant upon the consummation of the Change in Control, with a value that, as determined by the Committee, is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards; except that, in the case of an Option or SAR, (i) such payment shall be limited as necessary to prevent the Option or SAR from being subject to tax under Section 409A of the Code, and (ii) the Committee may, in its sole discretion, terminate any Option or SAR for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction, without payment of consideration therefor.

Under the 2025 LTIP, a “change in control” generally means the occurrence of one or more of the following events:

·	any person is or becomes, the beneficial owner of 30% or more of the total voting power of our stock;

·

the consummation of a merger or other business combination, which has been approved by the shareholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or

·	the sale or other disposition of all or substantially all of the assets of the Company.

Minimum Vesting Requirements

Subject to the specified treatment under the 2025 LTIP upon a termination of employment or a Change in Control, Awards will vest over a period of not less than one year following the grant date; provided, however, that the Committee may grant Awards that are not subject to this minimum vesting requirement with respect to 5% or less of the Shares available for issuance under the 2025 LTIP.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the 2025 LTIP and the Committee may amend, or alter any Agreement or other document evidencing an Award made under the 2025 LTIP. However, no such action will be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is (i) required or advisable in order for the Company, the 2025 LTIP or the Award to satisfy any applicable law, stock market or exchange rules and regulations, or to meet the requirements of or avoid adverse financial accounting consequences under any tax rules and regulations and accounting standards, or (ii) to impose any clawback or recoupment provisions on any Awards (including any amounts or benefit arising from such Awards) in accordance with the terms of the 2025 LTIP. Shareholder approval is required to: (a) increase the maximum number of shares for which Awards may be granted; (b) reduce the price at which Options or SARs may be granted below the price provided for in the 2025 LTIP; (c) reduce the exercise price of outstanding Options or SARs; (d) extend the term of the 2025 LTIP; (e) change the class of persons eligible to participate in the 2025 LTIP; (f) cancel outstanding Options or SARs in change for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original option or SAR; or (g) otherwise amend the 2025 LTIP in any manner requiring shareholder approval by law or under the applicable stock exchange listing requirements.

55   MURPHY OIL CORPORATION

Clawback

Each Agreement shall provide that a Participant whose misconduct results in the Company’s having to restate all or a portion of its financial statements, due to material noncompliance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or any other applicable law or listing standard, shall immediately forfeit the Participant’s Awards upon such determination, and the Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under the 2025 LTIP in the period covered by such financial statements, as determined in each case, by the Committee in good faith. In addition, the Committee may specify in an Agreement that a Participant’s rights, payments and benefits with respect to an Award will be subject to forfeiture, reduction, cancellation, recoupment or reimbursement upon the occurrence of certain specified events, including the occurrence of financial restatement, a Participant’s termination of service, violation of material Company policies, breach of applicable restrictive covenants or minimum share ownership requirements, or conduct which the Committee determines is detrimental to the business or reputation of the Company. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including the Murphy Oil Corporation Compensation Recoupment Policy and any other such policy adopted to comply with Rule 10D-1 of the Exchange Act and any related listing rules or regulations, including Section 303A.14 of the NYSE Listed Company Manual), and the Committee may, to the extent permitted, and shall, to the extent required, by applicable law, stock exchange rules or Company policy or arrangement, cancel or require forfeiture or reimbursement of any Awards granted to the participant or any Shares issued or chase received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

U.S. Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2025 LTIP, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options

Generally, a Participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant will recognize ordinary income in an amount equal to the difference between the market price of the Shares received on the date of exercise and the Option cost (number of Shares purchased multiplied by the exercise price per Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the Participant upon exercise.

Incentive Stock Options

No taxable income is recognized by a Participant on the grant or vesting of an incentive stock option. If a Participant exercises an incentive stock option in accordance with its terms and does not dispose of the Shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the Participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). However, the excess of the market price over the exercise price of the Shares acquired is an item of adjustment in computing the alternative minimum tax of the Participant. In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option. If a Participant holds the Shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the Shares for at least two years from the grant date, the Participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the Participant’s basis in the Shares acquired. If a Participant sells or otherwise disposes of the Shares acquired without satisfying the required minimum holding periods, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the market price of the Shares acquired on the exercise date (or, if less, the amount realized upon the disqualifying disposition) over the Participant’s tax basis in the Shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights

Generally, a Participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market price of the Shares received from the exercise of the SAR and the amount, if any, paid by the Participant in connection with the exercise of the SAR. The Participant will recognize ordinary income upon the exercise of a SAR regardless of whether the Shares acquired upon the exercise of the SAR are subject to further restrictions on sale or

2025 PROXY STATEMENT   56

transferability. The Participant’s basis in the Shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The Participant’s holding period for Shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the Participant.

Restricted Stock

A Participant generally will not be taxed at the time a Restricted Stock Award is granted but will recognize taxable ordinary income when the Award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market price of the Shares at that time.

Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Internal Revenue Code within 30 days of the award date. If a Restricted Stock Award subject to the Section 83(b) election is subsequently canceled, no tax deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a Participant makes a Section 83(b) election, dividends paid to a Participant on Shares of an unvested Restricted Stock Award will be taxable to the Participant as ordinary income. If the Participant made a Section 83(b) election, the dividends will be taxable to the Participant as dividend income.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. Unless a Participant has made a Section 83(b) election, the Company will also be entitled to a tax deduction, for dividends paid on unvested Restricted Stock Awards.

Restricted Stock Units

A Participant will generally not recognize taxable income on a RSU Award until Shares (or cash) subject to the Award are distributed. The amount of ordinary income will be the market price of the Shares on the date of distribution (or the amount of cash distributed). Any dividend equivalents paid on unvested RSUs are taxable as ordinary income when paid to the Participant.

The Company will ordinarily be entitled to a tax deduction at the same time and in the same amounts as the ordinary income recognized by the Participant. The Company will also be entitled to a deduction on any dividend equivalent payments made to the Participant.

Registration with the SEC

If our shareholders approve the 2025 LTIP, we will file with the SEC a registration statement on Form S-8 to register the shares available for issuance under the 2025 LTIP as soon as reasonably practicable after approval.

New Plan Benefits

Any awards under the 2025 LTIP will be at the discretion of the Committee and future award amounts cannot be determined at this time.

Equity Compensation Plan Information

For details, see the ‘Equity Compensation Plan Information’ table on page 43 of this Proxy Statement.

57   MURPHY OIL CORPORATION

 Audit Committee Report

In connection with the Company’s December 31, 2024 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Audit Committee met five times during 2024. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2024, and 2023 are as follows:

	2024	2023

Audit fees	$2,847,000	$2,185,000

Audit-related fees[1]	$62,150	$52,236

Audit and audit-related fees	$2,909,150	$2,237,236

Tax fees[2]	$59,121	—

All other fees[3]	$163,484	—

Total fees	$3,131,755	$2,237,236

1.	Audit related fees consisted principally of fees for services in connection with audits of foreign employee benefit plans, special reports and related accounting consultations.

2.	Tax fees consisted of services for income tax consultation and tax compliance services.

3.	All other fees consisted principally of fees for services related to the preparation and presentation of materials to the Board on various topics, including cybersecurity and governance.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024.

AUDIT COMMITTEE

Lawrence R. Dickerson (Chair)

Elisabeth W. Keller

James V. Kelley

Robert N. Ryan, Jr.

Robert B. Tudor, III

2025 PROXY STATEMENT   58

PROPOSAL 4

Approval of Appointment of Independent Registered Public Accounting Firm

59 MURPHY OIL CORPORATION

PROPOSAL 4

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2025. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre- approvals are presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2024, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 91%, 2%, 2%, and 5%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

2025 PROXY STATEMENT   60

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals for the 2026 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 28, 2025, for inclusion in the proxy materials.

A stockholder may wish to nominate director candidates or present a proposal on other business at the Annual Meeting of Stockholders in 2026 under the by-laws. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2026 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 14, 2026, and no later than February 13, 2026, and must meet all of the requirements set forth in the advance notice provisions of the Company’s by-laws. In addition to complying with the advance notice provisions of the Company’s by-laws, to nominate a director a stockholder must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 16, 2026.

Proxy Access Stockholder Director Nominations

The Company’s by-laws include a proxy access provision. Under the by-laws, stockholders who meet the requirements set forth in the by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2026 Annual Meeting of Stockholders must be received by the Company at its principal executive office no earlier than October 29, 2025 and no later than November 28, 2025, and must meet all the requirements set forth in the by-laws.

Electronic Availability of Proxy Materials For 2025 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2025. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2024 are available electronically at www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Murphy Oil Corporation

c/o Corporate Secretary

9805 Katy Freeway, G-200

Houston, Texas 77024

Phone: (281) 675-9000

Email: corporatesecretary@murphyoilcorp.com

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Executive Vice President,

General Counsel and Corporate Secretary

Houston, Texas

March 28, 2025

61   MURPHY OIL CORPORATION

 Proxy Statement Summary

 and User’s Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1
	Claiborne P. Deming Lawrence R. Dickerson Michelle A. Earley Eric M. Hambly	Elisabeth W. Keller R. Madison Murphy Jeffrey W. Nolan Robert N. Ryan, Jr.	Laura A. Sugg Robert B. Tudor, III

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 18

Proposal 3	Approval of Proposed 2025 Long-Term Incentive Plan			Page 50

Proposal 4	Approval of Appointment of KPMG as Independent Registered Public Accounting Firm			Page 59

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12-digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 63 regarding meeting attendance.

2025 PROXY STATEMENT   62

When and Where is the Company’s Annual Meeting of Stockholders?

Date: Wednesday, May 14, 2025 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2025

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 17, 2025, Company employees and guests. If you are a stockholder, regardless of the number of shares you hold, you may participate in the 2025 Annual Meeting via the virtual meeting website below:

Date: Wednesday, May 14, 2025

Time: 10:00 a.m. CDT / 11:00 a.m. EDT

Virtual Location:

www.virtualshareholdermeeting.com/MUR2025

You will need your control number included on your Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote your shares and ask questions. Those without a control number may attend as guests but will not have the option to vote or ask questions during the meeting.

Stockholders are encouraged to log in to this website before the start time of the virtual-only 2025 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 17, 2025. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 64 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet

Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive a paper copy instead of a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

63   MURPHY OIL CORPORATION

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) vote at the meeting. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than at the meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or vote by telephone, mobile device or internet as described in the telephone mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Common Stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

For Proposal 1, the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the director nominees.

For Proposal 2, the advisory vote to approve executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 3, the approval of the proposed 2025 Long-Term Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 4, the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of any of the proposals.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers, FOR the approval of the 2025 Long-Term Incentive Plan and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2025.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 17, 2025, the record date for the meeting, the Company had 142,716,062 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 52,384,566 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 47 and 48 (“Our Stockholders”).

2025 PROXY STATEMENT   64

 Exhibit A

Murphy Oil Corporation

2025 Long-Term Incentive Plan

Section 1. Purpose.

The purpose of the Murphy Oil Corporation 2025 Long-Term Incentive plan (the “Plan”) is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

Section 2. Definitions.

Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the Plan:

“Agreement” shall mean a written agreement setting forth the terms of an Award.

“Award” shall mean any Option (which may be designated as a Nonqualified Stock Option or Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit (which may be paid in either stock or cash), Performance Share, Dividend Equivalent, or Other Stock-Based Incentive Award, in each case granted under this Plan.

“Beneficiary” shall mean the person, persons, trust, or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 14 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or such rule or regulation or any successors thereto which, in each case, are in effect from time to time.

“Common Stock” shall mean the Common Stock of the Company, $1.00 par value.

“Company” shall mean Murphy Oil Corporation, a Delaware corporation.

“Corporate Transaction” shall have the meaning set forth in Section 15 hereof.

“Dividend Equivalent” shall mean a right, granted under Section 11 hereof, to receive or accrue, to the extent provided under the respective Award, payments equal to the dividends or property on a specified number of shares.

“Effective Date” shall have the meaning set forth in Section 4 hereof.

65   MURPHY OIL CORPORATION

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Employee” shall mean any person employed by the Company on a full-time salaried basis or by a Subsidiary or affiliate of the Company that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof

“Fair Market Value” shall mean the average of the high and low prices of a Share as reported on the principal exchange on which the Shares are listed for the date on which the grant, exercise or other transaction occurs, as applicable, or if there were no such sales on such date, the most recent prior date on which there were sales; provided, however, that if the Shares are not listed on any exchange, Fair Market Value shall be determined by the Committee in good faith. For Options and SARs, Fair Market Value may also be determined by such methods or procedures as may be established by the Committee from time to time, in its discretion, in accordance with Section 409A.

“Grant Date” shall mean the date on which an Award is granted.

“Grantee” shall mean a person who has been granted an Award.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” or “NQSO” shall mean an Option which does not qualify as an Incentive Stock Option.

“Normal Termination” shall mean a termination of employment (i) at a time when the Participant is Retirement Eligible, (ii) for total and permanent disability as defined in the Life Insurance Plan for Employees of Murphy Oil Corporation, or (iii) with Company approval, and, in each case, without being terminated for cause.

“Option” shall mean a right, granted under Section 7 hereof, to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.

“Option Price” shall mean the price at which a Share may be purchased by a Grantee pursuant to an Option as determined in accordance with Section 7(b) hereof.

“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” shall mean a right, granted under Section 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Participant” shall mean an Employee to whom an Award has been granted pursuant to the Plan.

“Performance Measure” shall mean the performance measures, if any, applicable to an award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units or Other Stock-Based Awards, as determined by the Committee pursuant to Sections 9(c) or 10(b).

“Performance Period” shall mean the time period during which the applicable performance goals must be met.

“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 hereof.

“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Restricted Period” shall mean the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions set forth in the Agreement are not satisfied.

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9 hereof.

“Restricted Stock Award” shall mean an award of Restricted Stock granted under Section 9 hereof.

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“Restricted Stock Unit” shall mean a right, granted under Section 9 hereof, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.

“Retirement Eligible” shall mean, unless otherwise determined by the Committee or set forth in an Agreement, as of the relevant date of determination, a Participant’s attainment of (a) the age of fifty (50) years or older (rounded down to the year), and (b) both of the following: (i) having five (5) or more continuous years of service as an Employee, and (ii) Participant’s age (rounded down to the year) plus continuous years of service is equal or greater than sixty-five (65). Participants will be credited with one year of service following each full year of employment for purposes of this definition; provided, that, any years of service accrued prior to a break in service will not count towards the determination of “Retirement Eligible” if the break in service was more than twelve (12) months in duration. Partial years of service, including partial years of prior service, will not be recognized and will not count towards the determination of years of service for purposes of this definition.

“Section 409A” shall have the meaning set forth in Section 20(f) hereof.

“Share” shall mean a share of Common Stock.

“Stock Appreciation Right” or “SAR” shall mean the right, granted under Section 8 hereof, of the holder thereof to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a Share at the date of exercise over the price fixed by the Committee on the Grant Date (which shall not be less than the Fair Market Value of a Share on such Grant Date) by (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, shares of Common Stock, or any combination thereof as determined by the Committee.

“Subsidiary” shall have the meaning set forth in Reg. §424-1(f)(2) under the Code.

“Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

Section 3. Administration.

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to (i) select the Employees to be granted Awards under the Plan, (ii) determine the type, size, and terms of the Awards to be made to each Employee selected, (iii) determine the time when Awards will be granted, (iv) prescribe the form of the Agreements embodying Awards made under the Plan, (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended, (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, and (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all Participants and their Beneficiaries.

The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one if its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services on the Committee as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights

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(except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

Section 4. Effective Date and Termination of the Plan.

The Plan was approved by the Board on February 5, 2025, effective as of May 14, 2025, (the “Effective Date”), subject to the approval by the Company’s stockholders on May 14, 2025. All Awards granted under this Plan are subject to, and may not be exercised or earned before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Employees and the Company arising under Awards theretofore granted and then in effect.

Section 5. Shares Subject to the Plan and to Awards.

(a) Aggregate Limits. The number of Shares issuable pursuant to all Awards over the life of this Plan is 3,885,000. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 15 hereof. Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Individual Limits.

(i) The aggregate number of Shares underlying all Awards (including, for the avoidance of doubt, Options and SARs) granted to an Employee under this Plan during a single calendar year shall not exceed 500,000, which number shall be calculated and adjusted pursuant to Section 15. In the event the number of Shares that become issuable pursuant to any Award would otherwise violate the individual limits set forth in this Section 5(c), the number of Shares issuable to the Employee under such Award shall automatically be reduced such that no such violation will occur, and the number of Shares subject to the portion of the Award that is so reduced will be deemed automatically forfeited and canceled for no consideration.

(ii) The maximum aggregate actual cash payment to any Participant in any calendar year under this Plan pursuant to any cash-settled Award granted hereunder shall not exceed $5,000,000.

Section 6. Eligibility.

Any Employee who is an officer or who serves in any other key administration, professional, or technical capacity shall be eligible to participate in the Plan. The Committee may in any year include any Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work to receive a Grant of an Award pursuant to the Plan.

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Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 7. Stock Options.

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Grantee shall have any rights as a stockholder under an Option until Shares have been issued upon the exercise of such Option. Each Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Option Price. Subject in each case to Section 7(c), the Committee will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of a Share on the Grant Date of such Option; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on or consistent with a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.

(c) No Repricing. Other than as provided in Sections 15 and 19 hereof, the exercise price of an Option may not be reduced without stockholder approval (including canceling outstanding Options in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option).

(d) Exercise of Options. The date or dates on which Options become exercisable shall be determined at the sole discretion of the Committee.

(e) Term of Options. The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the Grant Date.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Employee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of a Share on the Grant Date of such Option and the Option must expire within a period of not more than five (5) years from the Grant Date, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the Grant Date thereof) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code). The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,000,000 Shares.

Section 8. Stock Appreciation Rights.

Stock Appreciation Rights may be granted to Employees from time to time either in tandem with or as a component of other Awards granted under the Plan (“Tandem SARs”) or not in conjunction with other Awards (“Freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. The exercise or payment of an Award or Tandem SAR, as applicable, to which a Tandem SAR or Award, as applicable, relates shall result in the automatic termination and cancellation of such Tandem SAR or Award, respectively. All Freestanding SARs shall be granted subject to the same terms and conditions, including exercise price, vesting, exercisability forfeiture and termination provisions, as are applicable to Options as set forth in Section 7 hereof and all Tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of

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Section 7 hereof and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee. Other than as provided in Sections 15 and 19 hereof, the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling outstanding Stock Appreciation Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Stock Appreciation Right).

Section 9. Restricted Stock and Restricted Stock Units.

(a) Grants of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the Performance Period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures selected by the Committee in its discretion. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a Performance Period of not less than six months, provided that nothing in the foregoing will change, and the Award shall otherwise remain subject to, the minimum vesting requirements set forth in Section 16 of the Plan.

(d) Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction.

(f) Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends or other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or will be paid in cash. Any dividends or other distributions paid with respect Restricted Stock (whether paid in Shares or cash) shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed, and shall not be paid to the Participant prior to the time at which such Restricted Stock becomes non-forfeitable. A Restricted Stock Unit shall be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee in the applicable Agreement or otherwise; provided that if the dividends or other distributions relate to a Share underlying the Restricted Stock Unit during the period that the Restricted Stock Unit is outstanding, the payment of such dividend or a dividend equivalent to the Participant shall not be paid prior to the time at which such Restricted Stock Unit becomes non-forfeitable. Dividends and dividend equivalents with respect to Restricted Stock and Restricted Stock Units that are granted

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as Performance Shares or Performance Units shall vest only if and to the extent that the underlying Award vests and is earned, as determined by the Committee.

Section 10. Performance Units and Performance Shares.

(a) Grants of Awards. Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.

(b) Values/Performance Measures. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(i) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Grantee who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Agreement.

(d) Discretionary Adjustments and Limits. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

Section 11. Dividend Equivalents.

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents will be granted on Options or SARs and provided further, that no Dividend Equivalents granted in conjunction with an Award other than an Option or SAR shall be paid unless and until the Award to which the Dividend Equivalent relates has vested and is earned and paid out. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Section 12. Other Stock-Based Incentives.

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine. An Award granted under this Section 12 shall be entitled to dividends or dividend equivalents only to the extent, and in the form, provided by the Committee in the applicable Agreement or otherwise; provided that if the dividends or other distributions relate to a Share underlying the Award during the period that the Award is outstanding, the payment of such dividend or a dividend equivalent to the Participant shall not be paid prior to the time at which such Award becomes non-forfeitable.

Section 13. Termination of Employment.

(a) Normal Termination or Death. Unless otherwise determined by the Committee, or set forth in an Agreement, in the event a Participant’s employment terminates by reason of Normal Termination or death, (i) any Options and SARs granted to such Participant which are then outstanding and vested may be exercised (in the case of death, by the Participant’s Beneficiary or the Participant’s legal representative) at the earlier of any time prior to the expiration of the term of the Options or SARs or within two (2) years after the date of termination; (ii) any shares of Restricted Stock or Restricted Stock Units then outstanding and

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unvested shall vest on the date of the Participant’s termination in a pro-rated amount determined by multiplying the number of Restricted Shares or Restricted Stock Units by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which the Participant terminates, and the denominator of which is the number of months in the Restricted Period applicable thereto; and (iii) any Performance Shares or Performance Units then outstanding and unvested shall remain eligible to vest at the conclusion of the applicable Performance Period (x) with the number of Performance Shares or Performance Units eligible to vest determined by multiplying the target number of Performance Shares or Performance Units by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which the Participant terminates, and the denominator of which is the number of months in the Performance Period applicable thereto, and (y) with the final number of such pro-rated Performance Shares or Performance Units (pursuant to the preceding clause (x)) vesting determined based on the actual achievement of the Performance Measures applicable thereto.

(b) All other Terminations. Unless otherwise determined by the Committee, in the event the employment of the Participant shall terminate for any reason other than under the circumstances described in Section 13(a) above, all unvested Awards shall be forfeited and any Options and SARs granted to such Employee which are then outstanding shall be canceled.

A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination of employment for purposes of this Plan.

Section 14. Change in Control.

(a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 14 shall apply except as otherwise provided in the applicable Agreement.

(i) If and to the extent that outstanding Awards under the Plan are assumed, continued or substituted by the successor or surviving entity (or its parent or affiliate), then:

(A) all such Awards shall remain outstanding and shall be governed by their respective terms and the provisions of the Plan and the applicable Agreement; and

(B) in the event a Participant incurs an involuntary termination of employment by the Company (or the surviving entity, successor or its parent or affiliate) without “cause” and/or due to the Participant’s death or “disability”, in each case within a period of up to 24 months (as determined by the Committee or set forth in an applicable Agreement) from and after the Change in Control, then, as of the date of such Participant’s termination: (x) outstanding Awards shall immediately vest, become exercisable, and the restrictions and other conditions applicable thereto shall immediately lapse; and (y) the performance conditions applicable to any Performance Shares or Performance Units shall be deemed to be achieved at the greater of (1) the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and (2) target performance (100%);

(ii) If and to the extent that outstanding Awards under the Plan are not assumed, continued or substituted in accordance with Section 14(a)(i) above, then upon the Change in Control, the following treatment shall apply to such Awards:

(A) outstanding Awards shall immediately vest, become exercisable, and the restrictions and other conditions applicable thereto shall immediately lapse immediately upon such Change in Control; and

(B) the performance conditions applicable to any Performance Shares or Performance Units shall be deemed to be achieved at the greater of (x) the actual level of performance through the date immediately prior to the date of the Change in Control (to the extent determinable) and (y) target performance (100%); and

(C) unless otherwise set forth in an applicable Agreement, cancellation of such outstanding Awards at the time of the Change in Control, in which case a payment of cash, securities, property or a combination thereof, as determined in the sole discretion of the Committee, shall be made to each such Participant upon the consummation of the Change in Control, with a value that, as determined by the Committee, is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR Award, such payment shall be limited as necessary to prevent the Option or SAR from being subject to tax under Section 409A of the Code). Such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

2025 PROXY STATEMENT   72

(b) For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction, without payment of consideration therefor.

(c) For purposes of Section 14(a), an Award shall be considered assumed, continued or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to Shares, the Award instead confers the right to receive common shares of the successor or surviving entity (or its parent).

(d) A “Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. “Murphy Family” means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

Notwithstanding the foregoing or any provision of any Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

Section 15. Adjustments Upon Changes in Capitalization.

In the event of any change in the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends (each, a “Corporate Transaction”), the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 hereof, the maximum number of Shares provided in Section 5(c)(i) and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award, in each case, subject to applicable law and tax regulations (including Section 409A of the Code). The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

Section 16. Minimum Vesting Requirements.

Notwithstanding any other provision of this Plan, and subject vesting as contemplated by Sections 13 and 14, Awards (or any portion thereof) shall not vest earlier than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Committee may grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 5, as may be adjusted pursuant to Section 15).

Section 17. Compliance With Laws and Regulations.

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be

73   MURPHY OIL CORPORATION

required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

Section 18. Withholding.

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit any applicable tax withholding obligation, to the extent such withholding would not result in liability classification of an Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10, to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

Section 19. Amendment of the Plan or Awards.

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 15 hereof relating to Corporate Transactions, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options or SARs may be granted below the price provided for in Section 7 hereof;

(c) reduce the exercise price of outstanding Options or SARs;

(d) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR;

(e) extend the term of this Plan;

(f) change the class of persons eligible to be Participants; or

(g) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Plan or an Award or Agreement shall be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either (x) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 21.

2025 PROXY STATEMENT   74

Section 20. Miscellaneous Provisions.

(a) No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.

(b) A Participant’s rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, executive, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan or in any Award shall be subject to any obligation or liability of such individual.

(c) The expense of the Plan shall be borne by the Company.

(d) The terms of the Plan and Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

(e) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval of any such additional arrangement is required.

(f) The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount with respect to an Award is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If any Award is “deferred compensation” subject to Section 409A and provides for payment (or the acceleration of a payment date) upon the disability of the Participant, such amounts shall only be paid (or such payment date shall only be accelerated) to the extent the Participant’s disability meets the requirements for “disability” within the meaning of Section 1.409A-3(i)(4) of the Treasury Regulations. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. In the case of any Award which is to be paid out when vested and is intended to qualify as an exempt “short term deferral” under Section 409A, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

Section 21. Clawback.

(a) Each Agreement shall provide that a Participant whose misconduct results in the Company’s having to restate all or a portion of its financial statements, due to material noncompliance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or any other applicable law or listing standard, shall immediately forfeit the Participant’s Awards upon such determination, and such Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under the Plan in the period covered by such financial statements, as determined in each case, by the Committee in good faith.

(b) The Committee may specify in an Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to forfeiture, reduction, cancellation, recoupment or reimbursement to the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions applicable to such Award. Such events may include the occurrence of a financial restatement, a Participant’s termination of service, violation of material Company policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, as determined in each case by the Committee.

(c) The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the

75   MURPHY OIL CORPORATION

contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including the Murphy Oil Corporation Compensation Recoupment Policy and any other such policy adopted to comply with Rule 10D-1 of the Exchange Act and any related listing rules or regulations, including Section 303A.14 of the NYSE Listed Company Manual), and the Committee may, to the extent permitted, and shall, to the extent required, by applicable law, stock exchange rules or Company policy or arrangement, cancel or require forfeiture or reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards

Section 22. Governing Law.

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

2025 PROXY STATEMENT   76

 Annex

NON-GAAP RECONCILIATIONS

Presented below is free cash flow (a non-GAAP financial measure calculated as net cash provided by continuing operations activities, less non-cash working capital changes, property additions and dry hole costs). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2024

Net cash provided by continuing operations activities	$1,729

Property additions and dry hole costs	(908.2)

Net (decrease) increase in noncash working capital	(74.9)

Free cash flow	$745.9

Presented below is a reconciliation of net debt (a non-GAAP financial measure calculated as total consolidated debt, including finance leases, and less cash and cash equivalents. Management believes net debt is important information to provide as it is used by management as an indicator of the Company’s ability to obtain additional capital resources for its future cash needs. Net debt is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America.

($ in millions)	Year Ended December 31, 2024

Total consolidated debt, including finance leases (GAAP)	$1,275.4

Cash and cash equivalents	(423.6)

Net Debt (non-GAAP)	$851.8

77   MURPHY OIL CORPORATION

MURPHY OIL CORPORATION

MUR
LISTED
NYSE

OUR PURPOSE

We believe in providing energy that empowers people.

OUR MISSION

OUR VISION

OUR BEHAVIORS

Do Right Always

- Respect people, safety, environment and the law
- Follow through on commitments
- Share openly and accurately
- Make it better

Stay With It

- Show resilience
- Lean into challenges
- Support each other
- Consider the implications

Think Beyond Possible

- Offer solutions
- Step up and lead
- Don't settle for "good enough"
- Embrace new opportunities

9805 KATY FREEWAY, SUITE G-200 HOUSTON, TEXAS 77024 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V66058-P27722-Z89611 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MURPHY OIL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. C.P. Deming 1b. L.R. Dickerson 1c. M.A. Earley 1d. E.M. Hambly 1e. E.W. Keller 1f. R.M. Murphy 1g. J.W. Nolan 1h. R.N. Ryan, Jr. 1i. L.A. Sugg 1j. R.B. Tudor, III The Board of Directors recommends you vote FOR proposals 2, 3, and 4. 2. Advisory vote to approve executive compensation. 3. Approval of proposed 2025 Long-Term Incentive Plan. 4. Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V66059-P27722-Z89611 MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 14, 2025 The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Eric M. Hambly, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2025 on May 14, 2025, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION. Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares. Continued and to be signed on reverse side